UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Hercules Capital, Inc.
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400 Hamilton Avenue, Suite 310
Palo Alto, California 94301
(650) 289-3060

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
HERCULES CAPITAL, INC.

Time	9:00 a.m., Pacific Time

Date	June 28, 2018

Place	Hercules Capital, Inc. 400 Hamilton Avenue, Suite 310 Palo Alto, California 94301

Purpose	1.	Elect two directors who will serve for the term specified in the Proxy Statement.

	2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.

	3.	Approve the amendment and restatement of the Hercules Capital, Inc. Amended and Restated 2004 Equity Incentive Plan.

	4	Approve the Hercules Capital, Inc. 2018 Non-Employee Director Plan.

	5.	Ratify the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the year ending December 31, 2018.

	6.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date
You have the right to receive notice of and to vote at the annual meeting if you were a stockholder of record at the close of business on May 21, 2018. We plan to begin mailing this Proxy Statement on or about May 29, 2018 to all stockholders entitled to vote their shares at the annual meeting.

Voting by Proxy
Please submit a proxy card or, for shares held in “street name,” voting instruction form as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in “street name,” you will receive instructions for voting of shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

The enclosed Proxy Statement is also available at https://materials.proxyvote.com/427096. This website also includes copies of the proxy card and our annual report to stockholders. Stockholders may request a copy of the Proxy Statement and our annual report by contacting our main office at (650) 289-3060.

By Order of the Board,

General Counsel, Chief Compliance Officer and Secretary

PROXY STATEMENT—TABLE OF CONTENTS

SUMMARY INFORMATION

This summary provides highlights about Hercules Capital, Inc., and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider when deciding how to vote your shares. The “Company,” “Hercules,” “HTGC,” “we,” “us” and “our” refer to Hercules Capital, Inc. and its wholly owned subsidiaries and its affiliated securitization trusts on or after February 25, 2016 and “Hercules Technology Growth Capital, Inc.” and its wholly owned subsidiaries and its affiliated securitization trusts prior to February 25, 2016 unless the context otherwise requires.

About Hercules and 2017 Financial Highlights

We are a specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a variety of technology, life sciences and sustainable and renewable technology industries.

2017 Peer Group Analysis

As of September 30, 2017, the Company outperformed most of its Peer Group (defined on page 27) over the one-, three- and five-year period as follows:

Performance Period	Return on Average Assets (excl. cash)		Return on Equity		Return on Invested Capital		Total Shareholder Returns
	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group
1-year	6.3%	100%	11.1%	100%	6.4%	100%	4.6%	41%
3-year	6.1%	99%	10.4%	99%	6.2%	99%	6.5%	59%
5-year	6.4%	98%	10.6%	97%	6.5%	98%	13.6%	61%

--1-, 3- and 5-year calculations of performance are based on Q3 2017 and as of November 10, 2017 for TSR.

--Companies with less than three and/or less than five full years of historical financial and TSR performance are excluded.

--Financial Services peers are excluded from analysis of capital allocation because services companies are not as capital intensive as REITs and BDCs, which are primarily engaged in direct investment of firm capital.

--Data source: S&P Capital IQ

2017 BDC Peer Group – Total Shareholder Return

In 2017, the Company outperformed its BDC Peer Group(1) in total shareholder returns (TSR). As of December 31, 2017, the Company delivered the following results(2) with respect to TSR:

Performance Period	Total Shareholder Returns
	HTGC	BDC Peer Group
1-year	1.8%	1.1%
3-year	13.2%	9.3%
5-year	72.4%	12.6%

(1) BDC Peers: AINV, ARCC, BKCC, OCSL, FSIC, GBDC, GSBD, KCAP, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, TCPC, TCRD, TICC, TSLX

(2) Data Source: S&P Capital IQ

[1]	SUMMARY INFORMATION

Voting Matters and Recommendations

Agenda Items		Board Vote Recommendation	Page Reference (for more detail)
1.	To elect two directors who will serve for the term specified in the Proxy Statement.	FOR	6

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR	44

3.	Approve the amendment and restatement of the Hercules Capital, Inc. Amended and Restated 2004 Equity Incentive Plan.	FOR	46

4.	Approve Hercules Capital, Inc. 2018 Non-Employee Director Plan.	FOR	55

5.	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent public accounting firm for the fiscal year ending December 31, 2018.	FOR	59

Board Nominees

Name	Age	Director Since	Independent(1)	Board Committee Members
				AC	CC	NCGC
Thomas J. Fallon	56	2014	X	—	—	M
Brad Koenig	59	2017	X	M	—	M

AC = Audit Committee CC = Compensation Committee NGCG = Nominating and Corporate Governance Committee

M = Member C = Committee Chairman

(1) Under the rules and regulations of the SEC and the listing standards of New York Stock Exchange (“NYSE”).

Corporate Governance Highlights

•	Board Independence: Independent directors comprise the majority of our board of directors (“Board”) (7 out of 8 directors).
•	Independent Director: A lead independent director enhances our Board’s management oversight responsibilities.
•	Board Committee: All of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (“NCG Committee”) are independent directors.
•	Board Accountability: Our Board and its committees conduct scheduled meetings in executive session, out of the presence of our chief executive officer.
•	Term Limits: Our corporate governance guidelines impose term limits on our directors and our committee chairs.
•	Risk Management: Our Board and its committees remain in close contact with, and receive reports on various aspects of our business from, our senior management team and independent auditors.
•	The “Corporate Governance” section of this Proxy Statement provides further information about our corporate governance practices, Board structure and Board committees.

Executive Compensation

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “say-on-pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation for our NEOs, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

SUMMARY INFORMATION	[2]

2017 Executive Compensation Highlights

For a summary of our 2017 executive compensation and key features of our executive compensation programs, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 24 .

Auditor Matters

We are seeking your ratification of PwC as our independent public accounting firm for the 2018 fiscal year. The following table summarizes the fees billed by PwC for the fiscal year ending December 31, 2017, (please refer to the proposal on page 59):

2017 (in millions)
Audit Fees	$1.3
Audit-Related Fees	—
Tax Fees	$0.1
All Other Fees	—
Total	$1.4

For 2017, 92.8% of the 2017 fees represented audit and audit-related fees.

General Information

For general information regarding our Proxy Statement, please review the questions and answers at the end of our Proxy Statement. For questions in which you require additional information, please call us at (650) 600-5405 or send an e-mail to Melanie Grace, Secretary, at mgrace@htgc.com.

You may cast your vote in any of the following ways:

Internet Visit www.proxyvote.com. You will need the 16-digit control number included in the proxy card, voter instruction card or notice.	QR Code You can scan the QR Code on your proxy card to vote with your mobile phone.	Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the control number included in your proxy card.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	In Person Attend the meeting in person.

[3]	SUMMARY INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 23, 2018, the beneficial ownership of each current director, each nominee for director, our NEOs, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of May 23, 2018 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 86,644,515 shares of common stock outstanding as of May 23, 2018.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Our directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “40 Act”), and independent directors are all other directors.

Name and Address of Beneficial Owner	Type of Ownership	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Director
Manuel A. Henriquez(2)	Record/Beneficial	2,233,935	2.6%

Independent Directors
Robert P. Badavas(3)	Record/Beneficial	152,962		*
Jorge Titinger	—	—	—
Thomas J. Fallon(4)	Record/Beneficial	56,958		*
Brad Koenig	—	—	—
Allyn C. Woodward, Jr.(5)	Record/Beneficial	287,309		*
Joseph F. Hoffman(6)	Record/Beneficial	40,478		*
Doreen Woo Ho(7)	Record/Beneficial	12,236		*

Other Named Executive Officers
Scott Bluestein(8)	Record/Beneficial	354,666		*
Melanie Grace(9)	Record/Beneficial	37,402		*
Gerard R. Waldt, Jr.(10)	Beneficial	2,638		*
David Lund	—	—	—

Executive officers and directors as a group (12 persons)(11)			3.7%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Includes 313,505 shares of restricted stock and 184,293 shares of vested deferred restricted stock units and dividend equivalent shares. 1,669,565 shares of common stock held by the Henriquez Family Trust of which 862,784 shares are pledged as a security; 54,348 shares of common stock held in trusts for the benefit of Mr. Henriquez children; and 12,224 shares of common stock held in the Manuel Henriquez-Roth IRA. Mr. Henriquez disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(3)	Includes 20,000 shares of common stock that can be acquired upon the exercise of outstanding options. All shares are held of record by the Robert P. Badavas Trust of 2007, and Mr. Badavas disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(4)	Includes 25,000 shares of common stock that can be acquired upon the exercise of outstanding options and 1,666 shares of restricted common stock. All shares are held of record by the Fallon Family Revocable Trust, and Mr. Fallon disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(5)	Includes 25,000 shares of common stock that can be acquired upon the exercise of outstanding options, 1,666 shares of restricted common stock, and 34,500 shares of common stock held by Mr. Woodward’s spouse in her name. Mr. Woodward disclaims any beneficial ownership interest of such shares held by his spouse except to the extent of his pecuniary interest therein.
SECURITY OWNERSHIP INFORMATION	[4]

(6)	Includes 20,000 shares of common stock that can be acquired upon the exercise of outstanding options and 3,333 shares of restricted common stock. All shares are held of record by the Hoffman Trust, and Mr. Hoffman disclaims any beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.
(7)	Includes 5,000 shares of common stock that can be acquired upon the exercise of outstanding options and 1,666 shares of restricted common stock.
(8)	Includes 118,027 shares of restricted common stock and 64,495 shares of vested deferred restricted stock units and dividend equivalent shares
(9)	Includes 16,863 shares of restricted common stock and 11,051 shares of vested deferred restricted stock units and dividend equivalent shares.
(10)	Includes 2,638 shares of common stock that can be acquired upon the exercise of outstanding options.
(11)	Includes 97,638 shares of common stock that can be acquired upon the exercise of outstanding options, 259,839 shares of vested deferred restricted stock and dividend equivalent shares and 456,726 shares of restricted common stock.
*	Less than 1%.

The following table sets forth as of May 23, 2018, the dollar range of our securities owned by our directors and executive officers.

Name	Dollar Range of Equity Securities Beneficially Owned
Interested Director
Manuel A. Henriquez	Over $100,000

Independent Directors
Robert P. Badavas	Over $100,000
Jorge Titinger	—
Thomas J. Fallon	Over $100,000
Brad Koenig	—
Allyn C. Woodward, Jr.	Over $100,000
Joseph F. Hoffman	Over $100,000
Doreen Woo Ho	Over $100,000

Other Named Executive Officers
Scott Bluestein	Over $100,000
Melanie Grace	Over $100,000
Gerard R. Waldt, Jr.	$0 - $50,000
David Lund	—

[5]	SECURITY OWNERSHIP INFORMATION

PROPOSAL 1: ELECTION OF DIRECTORS

The Board unanimously recommends that you vote FOR the nominees for director
(Item 1 on your proxy card)

General

The Board currently consists of eight directors and is divided into three classes. Each class of the Board serves a staggered three-year term. Our Class II directors, whose terms expire at the annual meeting, are Thomas J. Fallon, Allyn C. Woodward, Jr. and Brad Koenig.

There are two nominees to Class II of the Board this year — Messrs. Fallon and Koenig. Mr. Woodward has decided not to stand for re-election this year. The nomination of Messrs. Fallon and Koenig to stand for election at the annual meeting has been recommended by the NCG Committee and has been approved by the Board. Messrs. Fallon and Koenig, if elected, will serve for a three-year term expiring at the 2021 Annual Meeting of Stockholders, or until their successor is duly elected and qualified, or until their earlier death, resignation or removal from the Board.

Messrs. Fallon and Koenig are not being nominated as a director for election pursuant to any agreement or understanding between such person and Hercules. Messrs. Fallon and Koenig have indicated their willingness to continue to serve if elected and have consented to be named as nominees. Each of Messrs. Fallon and Koenig is not an “interested person” of Hercules, as such term is defined under the 1940 Act.

Director Qualifications

The Board recognizes that it is important to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a Board, and working with management, effectively. The NCG Committee is responsible for maintaining a well-rounded and diverse Board that has the requisite range of skills and qualifications to oversee the Company effectively. The NCG Committee has not established a minimum qualification for director candidates. Our Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership. The diversity of background and experience includes ensuring that the Board includes individuals with experience or skills sufficient to meet the requirements of the various rules and regulations of the NYSE and the SEC, such as the requirements to have a majority of independent directors and an Audit Committee Financial Expert. However, in light of our business, the primary areas of experience and qualifications sought by the NCG Committee in incumbent and director candidates include, but are not limited to, the following:

•	Client Industries—Experience with venture capital-backed companies in general, and our specific portfolio company industries – technology, life sciences, middle market, and sustainable and renewable technology.
•	Banking/Financial Services—Experience with commercial or investment banking, mutual fund, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act of 1933, as amended (the “Securities Act”).
•	Leadership/Strategy—Experience as a CEO, COO, President, CFO, or significant division manager responsible for leading a large team and establishing and executing successful business strategies.
•	Finance, IT and Other Business Operations—Experience related to finance, accounting, IT, treasury, human resources, or other key business processes.
•	Enterprise Risk Management—Experience with enterprise risk management processes and functions.
•	Public Company Board Experience and Governance—Experience with corporate governance issues, particularly in publicly-traded companies.
•	Strategic Planning—Experience with senior executive-level strategic planning for publicly-traded companies, private companies, and non-profit entities.
•	Mergers and Acquisitions—Experience with public and private mergers and acquisitions, both in identifying and evaluating potential targets, as well as post-acquisition integration activities.

For each director, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below beginning on page 10.

PROPOSAL 1	[6]

A stockholder can vote for or withhold his, her or its vote for the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named in this Proxy Statement. If the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of the person nominated by our Board as a replacement. Our Board has no reason to believe that the nominees will be unable or unwilling to serve.

Required Vote

This proposal requires the affirmative vote of the holders of a plurality of the shares of stock outstanding and entitled to vote thereon. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1.

[7]	PROPOSAL 1

Information about the Directors and Executive Officers

For each director, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below.

Name, Address, and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During the past 5 years(2)
Independent Directors
Robert P. Badavas (65)	Director	Class I Director since 2006	Retired. Chairman and Chief Executive Officer of PlumChoice, provider of remote technical services and support, from 2011-2016.	Constant Contract, Inc., an online marketing company, from 2007-2016.

Jorge Titinger (57)	Director	Class I Director since 2017
President and Founder of Titinger Consulting, a private consulting and advisory service provider, since 2016, and President and Chief Executive Officer of Silicon Graphics International, a leader in high-performance computing, from 2012-2016, which was acquired by Hewlett Packard Enterprise in 2016.

Xcerra, supplies products and services to the semiconductor and electronics manufacturing industry, since 2012, and CalAmp, a pure-play pioneer in the connected vehicle and broader Industrial Internet of Things marketplace, since 2015.

Thomas J. Fallon (56)	Director Nominee	Class II Director since 2014	Chief Executive Officer of Infinera Corporation, manufacturer of high capacity optical transmission equipment, since 2010.	Infinera Corporation since 2014.

Brad Koenig (59)	Director Nominee	Class II Director since 2017
Founder and Chief Executive Officer of FoodyDirect.com, an online marketplace that features foods from the top restaurants, bakeries and artisan purveyors around the country, since 2011. Head of Global Technology Investment Banking at Goldman Sachs, from 2011-2015.
GSV Capital Corporation, from 2015-2017.

Joseph F. Hoffman (69)	Director	Class III Director since 2015	Retired. SEC Reviewing Partner and Silicon Valley Professional for KPMG from 1998-2009.	None.

Doreen Woo Ho (70)	Director	Class III Director since 2016	Commissioner of the San Francisco Port Commission since May, 2011 and served as President from 2012 to 2014.	U.S Bank since 2012.
PROPOSAL 1	[8]

Name, Address, and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During the past 5 years(2)
Interested Director
Manuel A. Henriquez (54)(3)	Director Chief Executive Officer and Chairman of the Board of Directors	Class III Director since 2004	Hercules Capital, Inc. since 2004.	None.
(1)	The address for each officer and director is c/o Hercules Capital, Inc., 400 Hamilton Avenue., Suite 310, Palo Alto, California 94301.
(2)	No director otherwise serves as a director of an investment company subject to the 1940 Act.
(3)	Mr. Henriquez is an interested director due to his position as an officer of the Company.
[9]	PROPOSAL 1

Director Nominees Biographies

The biographical information for the director nominees are as follows:

Thomas J. Fallon	Board Committee:	Independent:
	• Nominating	Yes

Mr. Fallon, 56, currently serves as Chief Executive Officer of Infinera Corporation (since 2010) and a member of Infinera’s board of directors (since 2009). He has served as a director on our Board since July 2014 and his term expires in 2018.

Infinera Corporation Business Experience:	•	President and Chief Executive Officer, Infinera Corporation (2010-Current)
	•	Chief Operating Officer, Infinera Corporation (2006-2009)
	•	Vice President of Engineering and Operations, Infinera Corporation (2004-2006)

Other Business Experience:	•	Vice President, Corporate Quality and Development Operations of Cisco Systems, Inc. (2003-2004)
	•	General Manager of Cisco Systems’ Optical Transport Business Unit, VP Operations, VP Supply, various executive positions (1991-2003)

Prior Directorships:	•	Piccaro, a leading provider of solutions to measure greenhouse gas concentrations, trace gases and stable isotopes (2010-2016)

Other Experience:	•	Member, Engineering Advisory Board of the University of Texas at Austin
	•	Member, President’s Development Board University of Texas

Education:	•	Bachelor’s degree in Mechanical Engineering from the University of Texas at Austin
	•	Master’s degree in Business Administration from the University of Texas at Austin
Skills/ Qualifications:	In particular, Mr. Fallon’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies
	•	Strategic Planning-experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOSAL 1	[10]

Brad Koenig	Board Committee:	Independent:
	• Audit	Yes
• Nominating

Mr. Koenig, 59, currently serves as Founder and CEO of FoodyDirect.com, (since 2011), an online marketplace that features foods from the top restaurants, bakeries and artisan purveyors around the country. He has served as a director on our Board since October 2017, and his term expires in 2018.

Business Experience:	•	Head of Global Technology Investment Banking at Goldman Sachs, a leading global investment banking, securities and investment management firm (1990-2005).
	•	Co-Head of Global Technology, Media and Telecommunications at Goldman Sachs (2002-2005)

Private Directorships:	•	Theragenics Corporation, medical device company serving the surgical products and prostate cancer treatment markets
•
NGP/VAN Software, the leading technology provider to Democratic and progressive campaigns and organizations, offering clients an integrated platform of the best fundraising, compliance, field, organizing, digital, and social networking products

Prior Directorships:		GSV Capital Corporation (2015-2017)

Other Experience:	•	Adviser to Oak Hill Capital Management, a private equity firm
	•	Dartmouth President’s Leadership Council
	•	Chair, Dartmouth Athletic Advisory Board

Education:	•	Bachelor’s degree in Economics from Dartmouth College
	•	Master’s degree from Harvard Business School
Skills/ Qualifications:	In particular, Mr. Koenig’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Finance, IT and Other Business Processes—extensive experience as a manager and CEO related to finance, accounting, IT, treasury, human resources, or other key business processes
	•	Banking/Financial Services—experience with banking, mutual funds, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

[11]	PROPOSAL 1

Independent Director Biographies

The biographical information for each of the independent directors is as follows:

Robert P. Badavas	Board Committee:	Independent:
	• Audit	Yes – Lead Director

Mr. Badavas, 65, retired in August, 2016 as Chairman and Chief Executive Officer of PlumChoice, a venture-backed technology, software and services company (since December 2011). He has served as a director on our Board since March 2006 and his term expires in 2020.

Business Experience:	•	President, Petros Ventures, Inc., a management and advisory services firm (2009-2011 and 2016-present)
	•	President and Chief Executive Officer of TAC Worldwide, a multi-national technical workforce management and business services company (2005-2009)
	•	Executive Vice President and Chief Financial Officer, TAC Worldwide (2003-2005)
	•	Senior Partner and Chief Operating Officer, Atlas Venture, an international venture capital firm (2001-2003)
	•	Chief Executive Officer at Cerulean Technology, Inc., a venture capital backed wireless application software company (1995-2001)
	•	Certified Public Accountant, PwC (1974-1983)

Public Directorships:	•
Constant Contact, Inc., including chairman of the audit committee, a provider of email and other engagement marketing products and services for small and medium sized organizations, acquired by Endurance International Group Holdings, Inc., (2007-2016)

Prior Directorships:	•	PlumChoice
	•	Arivana, Inc; a telecommunications infrastructure company—publicly traded until its acquisition by SAC Capital
	•	RSA Security; an IT security company—publicly traded until its acquisition by EMC
	•	On Technology; an IT software infrastructure company—publicly traded until its acquisition by Symantec
	•	Renaissance Worldwide; an IT services and solutions company—publicly traded until its acquisition by Aquent

Other Experience:	•	Vice-Chairman, Board of Trustees. Bentley University (since 2005)
	•	Board of Trustees Executive Committee and Corporate Treasurer, Hellenic College/Holy Cross School of Theology (since 2002)
	•	Chairman Emeritus, The Learning Center for the Deaf (1995-2005)
	•	Master Professional Director Certification, American College of Corporate Directors
	•	National Association of Corporate Directors
	•	Annunciation Greek Orthodox Cathedral of New England, Parish Council President (since 2016)

Education:	•	Bachelor’s degree in Accounting and Finance from Bentley University
Skills/ Qualifications:	In particular, Mr. Badavas’ key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—extensive experience in software, business and technology enabled services and venture capital
•
Leadership/Strategy—significant experience as a senior corporate executive in private and public companies, including tenure as chief executive officer, chief financial officer and chief operating officer

•
Finance, IT and Other Business Strategy and Enterprise Risk Management—prior experience as a CEO directing business strategy and as a CFO directing IT, financing and accounting, strategic alliances and human resources and evaluation of enterprise risk in such areas

	•	Governance—extensive experience as an executive and director of private and public companies with governance matters
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOSAL 1	[12]

Joseph F. Hoffman	Board Committee:	Independent:
	• Audit, Chair • Nominating	Yes

Mr. Hoffman, 69, is retired from KPMG LLP after 26 years as a partner and senior executive with that firm. He has served as a director on our Board since April 2015 and his term expires in 2019.

Business Experience:	•	SEC Reviewing Partner and Silicon Valley Professional Practice Partner, KPMG LLP (1998-2009)
	•	Audit Partner and Business Unit Partner in Charge, KPMG LLP (1983-1998)

Private Directorships:	•	LiveOps, Inc., a call center services company (since 2013)
	•	KPMG LLP, an audit, tax, and advisory professional services firm. (2005-2009)

Audit Committees:	•	LiveOps, Inc. (since 2013)
	•	KPMG LLP (2005-2009)
	•	Willamette University (since 2014)

Non-Profit Leadership:	•	Board of Trustees, Willamette University (since 2011)

Memberships:	•	California Society of Certified Public Accountants
	•	National Association of Corporate Directors
	•	American College of Corporate Directors
	•	Association of Governing Boards of Universities and Colleges

Education:	•	Bachelor’s degree in Mathematics and Economics, Willamette University
	•	Master’s degree in Business Administration, Stanford Graduate School of Business
	•	Certified public accountant, State of California
Skills/ Qualifications:	In particular, Mr. Hoffman’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—extensive experience in the technology, manufacturing, and financial services industries
•
Finance and Enterprise Risk Management—extensive experience as an advisor to senior management and audit committees on complex accounting, financial reporting, internal controls, and enterprise risk management

	•	Leadership/Strategy—significant experience as a business executive and director
	•	Governance—experience as the chairman of the governance committee with corporate governance issues, particularly in a publicly-traded company
	•	Banking/Financial Services—experience with banking, mutual funds, or other financial services industries, including regulatory experience and specific knowledge of the Securities Act
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies

[13]	PROPOSAL 1

Doreen Woo Ho	Board Committee:	Independent:
	• Nominating, Chair	Yes
• Compensation

Ms. Woo Ho, 70, is a retired senior executive who has held top management roles at some of the largest commercial banks in America, including Wells Fargo Bank, Citibank and United Commercial Bank. She has served as a director on our Board since October 2016 and her term expires in 2019.

Business Experience:	•	President and Chief Executive Officer of United Commercial Bank (2009)
	•	Executive Vice President, Student Loans and Corporate Trust, Wells Fargo & Company (2008)
	•	President of the Consumer Credit Group, Wells Fargo Bank (1998-2007)
	•	Senior Vice President of National Business Banking, US Consumer Bank, Citibank (1974-1998)

Public Directorships:	•	U.S. Bank (since 2012)

Prior Directorships:	•	United Commercial Bank (2009)

Private Directorships:	•	San Francisco Opera (since 1992)

Other Experience:	•	Commissioner of the Port of San Francisco (since 2011)
	•	Wells Fargo Bank Management Committee member (1999-2008)

Education:	•	Bachelor’s in History from Smith College
	•	Masters in East Asian Studies from the School of International and Public Affairs at Columbia University
Skills/ Qualifications:	In particular, Ms. Woo Ho’s key areas of skill/qualifications include, but are not limited to:
	•	Banking/Financial Services—held a variety of key executive and management positions at large global financial institutions
	•	Leadership/Strategy—extensive experience as a director and executive with broad operational experience in investments and finance
	•	Finance, IT and other Business Processes—extensive experience in commercial lending, sales marketing as well as other key business processes
	•	Enterprise Risk Management—extensive experience in risk management and regulatory compliance in banking services
	•	Governance—gained extensive experience as CEO of a banking institution in corporate governance and executive management
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies

PROPOSAL 1	[14]

Jorge Titinger	Board Committee:	Independent:
	• Compensation, Chair	Yes

Mr. Titinger, 57, currently serves as Principal and Founder of Titinger Consulting (since 2016), a private consulting and advisory service provider focusing on strategy development and execution, board governance, operational transformations, and culture changes. He has served as a director on our Board since December 2017 and his term expires in 2020.

Business Experience:	•	President and Chief Executive Officer of Silicon Graphics International, leader in high performance computing (2012-2016)
	•	President and Chief Executive Officer of Verigy, Inc., provider of advanced automated test systems and solutions to the semiconductor industry (2008-2011)
•
Senior Vice President and General Manager, Product Business Groups of FormFactor, Inc., the leading provider of essential test and measurement technologies along the full IC life cycle – from characterization, modeling, reliability, and design de-bug, to qualification and production test (2007-2008)

	•	Senior Vice President, Global Operations & Corporate Support Groups of KLA-Tencor Corporation, a provider of process control and yield management solutions (2002 – 2007)
•
Vice President, Global Operations, Silicon Business Sector (SBS) Products of Applied Materials, Inc., a leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world (1998 – 2002)

	•	President and Chief Operating Officer of Insync Systems, Inc., a gas delivery systems manufacturer (1995-1998)
	•	Vice President, Operations/Co-Founder of NeTpower, Inc., a high-performance computer workstations and servers manufacturer (1992-1995)
	•	Director, Manufacturing Engineering of MIPS Computer Systems, Inc./Silicon Graphics, Inc., a Graphics Computing Company (1989-1992)
	•	Test Engineering Manager, Networked Computers Manufacturing Operations of Hewlett-Packard Company, a Graphics Computing Company (1985-1989)

Public Directorships:	•	Xcerra, parent company of four brands that have been supplying innovative products and services to the semiconductor and electronics manufacturing industry
•
CalAmp, a pure-play pioneer in the connected vehicle and broader Industrial Internet of Things marketplace with its extensive portfolio of intelligent communications devices, robust and capable cloud platform, and targeted software applications.

Private Directorships:	•	Transtech Glass Investment Ltd., a specialty glass company for the transportation market.

Prior Directorships:	•	Semiconductor Equipment & Material International (Semi), North America, global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries
	•	Silicon Graphics International
	•	Verigy, Inc.
	•	Electroglas, Inc., provides advanced wafer probers, device handlers, test floor management software and services
	•	Thermawave acquired and integrated into Kla-Tencor Corporation

Other Experience:	•	Board Member, Unidad de Negocios Transaccionales (Grupo El Comercio)
	•	Chairman of the Board, Hispanic Foundation of Silicon Valley (HFSV)
	•	Board Member, Information Technology & Audit Committees, Stanford Children’s Hospital
	•	Advisory Board Member, Hispanic IT Executive Council (HITEC), Silicon Valley Education Foundation

Education:	•	Bachelor’s degree in Electrical Engineering from Stanford University
	•	Master’s degree in Electrical Engineering and Engineering Management and Business from Stanford University
Skills/ Qualifications:	In particular, Mr. Titinger’s key areas of skill/qualifications include, but are not limited to:
	•	Client Industries—significant experience in venture capital and technology
	•	Leadership/Strategy—extensive experience as a director and executive in both public and private companies
	•	Finance, IT and Other Business Processes—extensive experience as a manager and CEO related to finance, accounting, IT, treasury, human resources, or other key business processes.
	•	Enterprise Risk Management—experience in managing enterprise risk as CEO
	•	Governance—experienced in both corporate governance and executive compensation for both public and private companies
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities
[15]	PROPOSAL 1

Interested Director Biographies

The biographical information for the interested director is as follows:

Manuel A. Henriquez	Board Committee:	Independent:
	N/A	No

Mr. Henriquez, 54, is a co-founder of Hercules and has been our Chairman and Chief Executive Officer since 2004 and our President (since 2005) and his term expires in 2019.

Business Experience:	•	Partner, VantagePoint Venture Partners, a $2.5 billion multi-stage technology venture fund (2000-2003)
	•	President and Chief Investment Officer, Comdisco Ventures, a division of Comdisco, Inc., a leading technology and financial services company (1999-2000)
	•	Managing Director, Comdisco Ventures (1997-1999)
	•	Senior Member, Investment Team, Comdisco Ventures (1997-2000)

Non-Profit Leadership:	•	Northeastern University, a global, experiential research university;
		•	Member of the Northeastern Corporation (since 2011)
		•	Member of the Academic Affairs and Student Experience Committee (since 2012)
		•	Member of the President West Coast Counsel (since 2012)

•
Lucile Packard Foundation for Children’s Health, an independent public charity, devoted exclusively to elevating the priority of children’s health and increasing the quality and accessibility of children’s healthcare through leadership and direct investment:

		•	Vice Chairman, Board of Directors
		•	Chairman, Compensation Committee
		•	Chairman, Executive Search Committee
		•	Member, Investment Committee
		•	Member, Executive Committee

	•	Children’s Health Council, which specializes in working with children with ADHD, learning differences, anxiety, depression, autism spectrum disorders and teen mental health therapy:
		•	Corporate Treasurer
		•	Chairman, Finance Committee
		•	Chairman, Investment Committee
		•	Member, Executive Committee

Prior Non-Profit Leadership:	•
Board Member, Charles Armstrong School, an independent, non-profit, co-educational lower- and middle-day school specializing in teaching students with language-based learning differences, such as dyslexia

Education:	•	Bachelor’s degree in Business Administration from Northeastern University
Skills/ Qualifications:	In particular, Mr. Henriquez’ key areas of skills/qualifications include, but are not limited to:
	•	Client Industries—vast array of knowledge in venture capital financing, including software, life sciences and clean tech
	•	Banking/Financial Services—extensive experience with equity and debt financings as well SEC rules and regulations and business development companies
	•	Leadership/Strategy—current role as chairman and CEO as well as officer and director experience in several private and public companies and knowledge of financial risk assessment
	•	Finance/IT and Other Business Processes—extensive experience in IT and supervising IT internal control and procedures
	•	Governance—extensive experience as an executive and director of private and public companies with governance matters
	•	Strategic Planning—experience with senior executive level strategic planning for publicly-traded companies, private companies and/or non-profit companies
	•	Mergers and Acquisitions—experience with public and/or private company M&A both in identifying targets and evaluating potential targets, as well as post-acquisition integration activities

PROPOSAL 1	[16]

CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our chairman and chief executive officer, our chief financial officer, our chief investment officer, our general counsel, and our other officers and employees, and by reviewing materials provided to them and participating in meetings of our Board and its committees.

Because our Board is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. The Board has adopted a number of policies to support our values and good corporate governance, including corporate governance guidelines, Board committee charters, insider trading policy, code of ethics, code of business conduct and ethics, and related person transaction approval policy. The Board has approved corporate governance guidelines that provide a framework for the operation of the Board and address key governance practices. Examples of our corporate governance practices include:

•	Continued Board Recruitment and Refreshment
•	Lead Independent Director
•	Majority Independent Directors
•	Independent Audit and Compensation, Nominating and Governance Committees
•	Annual Board and Committee Self-Evaluations
•	Annual Board Review of Senior Management Succession Plans
•	Anti-Hedging Policy
•	Active Stockholder Outreach
•	Pay for Performance Philosophy
•	Stock Ownership Guidelines for Executives and Directors
•	Clawback Provisions for Executive Incentive Compensation
•	Double Trigger Change-of-Control Provisions for Stock Awards
•	No Tax Gross-Up Payments

Our Board will continue to review and update the corporate governance guidelines, corporate governance practices, and our corporate governance framework.

Board Leadership Structure

Chairman and Chief Executive Officer

Our Board currently combines the role of chairman of the Board with the role of chief executive officer, coupled with a lead independent director position to further strengthen our governance structure. Our Board believes this provides an efficient and effective leadership model for our company. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. Since 2004, Mr. Henriquez has served as both chairman of the Board and as our chief executive officer. Mr. Henriquez is an interested director.

No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models, such as a separate independent chairman of the Board, might be appropriate. Accordingly, our Board periodically reviews its leadership structure.

Moreover, our Board believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having a combined chairman and chief executive officer. Specifically:

•	Seven of our eight current directors are independent directors.
•	All of the members of our Audit Committee, Compensation Committee, and NCG Committee are independent directors.
•	Our Board and its committees regularly conduct scheduled meetings in executive session, out of the presence of Mr. Henriquez and other members of management.
[17]	CORPORATE GOVERNANCE

•	Our Board and its committees regularly conduct meetings that specifically include Mr. Henriquez.
•	Our Board and its committees remain in close contact with, and receive reports on various aspects of Hercules’ management and enterprise risk directly from our senior management and independent auditors.

Lead Independent Director

Our Board has instituted the lead independent director position to provide an additional measure of balance, ensure our Board’s independence, and enhance its ability to fulfill its management oversight responsibilities. Mr. Badavas currently serves as our lead independent director. The lead independent director:

•	Presides over all meetings of the independent directors at which our chairman is not present, including executive sessions of the independent directors.
•	Has the authority to call meetings of the independent directors.
•	Frequently consults with our chairman and chief executive officer about strategic policies.
•	Provides our chairman and chief executive officer with input regarding Board meetings.
•	Serves as a liaison between the chairman and chief executive officer and the independent directors.
•	Otherwise assumes such responsibilities as may be assigned to him by the independent directors.

Having a combined chairman and chief executive officer, coupled with a substantial majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the independent directors, provides the right leadership structure for our company and is best for us and our stockholders at this time.

Board Oversight of Risk

While day-to-day risk management is primarily the responsibility of our management team, our Board, as a whole and through its committees, is responsible for oversight of the risk management processes.

Our Audit Committee has oversight responsibility not only for financial reporting with respect to our major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing our company. In addition to our Audit Committee, the other committees of our Board consider the risks within their areas of responsibility. For example, our Compensation Committee considers the risks that may be posed by our executive compensation program.

Management provides regular updates throughout the year to our Board regarding the management of the risks they oversee at each regular meeting of our Board. Also, our Board receives presentations throughout the year from various department and business group heads that include discussion of significant risks as necessary. Additionally, our full Board reviews our short and long-term strategies, including consideration of significant risks facing our business and their potential impact.

During 2017, in addition to unanimous written consents, the Board held the following meetings:

Type of Meeting		Number
•	Regular Meetings to address regular, quarterly business matters	4
•	Other Meetings to address business matters that arise between quarters, such as fair valuing the portfolio investments, quarterly audit committee presentations and review and approval of earnings reports, among other matters	12

Each director makes a diligent effort to attend all Board and committee meetings, as well as our annual meeting of stockholders. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served. Each of our then-serving directors attended our 2017 annual meeting of stockholders in person.

CORPORATE GOVERNANCE	[18]

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a NCG Committee. A brief description of each committee is included in this Proxy Statement and the charters of the Audit, Compensation, and NCG Committees are available on the Investor Relations page of our website at http://investor.htgc.com/governance-documents.

As of the date of this Proxy Statement, the members of each of our Board Committees are as follows (the names of the respective committee chairperson are bolded and noted with a “C”):

Audit	Compensation	Nominating and Governance
Joseph F. Hoffman-C Robert P. Badavas Brad Koenig Allyn C. Woodward, Jr. (1)	Jorge Titinger-C Allyn C. Woodward, Jr.(1) Doreen Woo Ho	Doreen Woo Ho-C Thomas J. Fallon Joseph F. Hoffman Brad Koenig
(1)	After 14 years as a member of the Company’s Board of Directors, the service of Mr. Woodward on the Board, Audit Committee and Compensation Committee will immediately end at the close of the 2018 annual meeting.

Each of our directors who sits on a committee satisfies the independence requirements for purposes of the rules promulgated by the NYSE and the requirements to be a non-interested director as defined in Section 2(a)(19) of the 1940 Act. Mr. Hoffman, Chairman of the Audit Committee and Messrs. Badavas and Koenig, members of the Audit Committee, are each an “audit committee financial expert” as defined by applicable SEC rules.

Committee Governance

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board.

Committee Responsibilities and Meetings

The key oversight responsibilities of the Board’s committees, and the number of meetings held by each committee during 2017, are as follows:

Audit Committee	Number of meetings held in 2017: 4
•	Overseeing the accounting and financial reporting processes and the integrity of the financial statements.
•	Establishing procedures for complaints relating to accounting, internal accounting controls or auditing matters.
•	Examining the independence qualifications of our auditors.
•	Assisting our Board’s oversight of our compliance with legal and regulatory requirements and enterprise risk management.
•	Assisting our Board in fulfilling its oversight responsibilities related to the systems of internal controls and disclosure controls which management has established regarding finance, accounting, and regulatory compliance.
•	Reviewing and recommending to the Board the valuation of the Company’s portfolio.
Compensation Committee	Number of meetings held in 2017: 8
•	Oversees our overall compensation strategies, plans, policies and programs.
•	The approval of director and executive compensation.
•	The assessment of compensation-related risks.
[19]	CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	Number of meetings held in 2017: 3
•	Discharging our Board’s responsibilities related to general corporate governance practices, including developing, reviewing and recommending to our Board a set of principles to be adopted as the Company’s Corporate Governance Guidelines.
•	Conducting an annual performance evaluation of our Board, its committees, and its members.
•	Reviewing board composition, size, and refreshment and identifying and recommending to our Board qualified director candidates.
•	Overseeing succession planning for CEO and NEOs of the Company.
•	Criteria considered by the NCG Committee in evaluating qualifications of individuals for election as members of the Board consist of the independence and other applicable NYSE corporate governance requirements; the 1940 Act and all other applicable laws, rules, regulations and listing standards; and the criteria, polices and principles set forth in the NCG Committee charter.
•	Considers nominees properly recommended by a stockholder. Nominations for directors may be made by stockholders if notice is timely given and if the notice contains the information required in our Bylaws. Except as noted below, to be timely, proposals and nominations of stockholders must be delivered to our secretary no earlier than December 30, 2018 and not later than 5:00 p.m., Eastern Time, on January 29, 2019. Proposals must comply with the other requirements contained in our Bylaws, including supporting documentation and other information.
•	The NCG Committee regularly considers the composition of our Board to ensure there is a proper combination of skills and viewpoints. In 2017, the NCG Committee conducted a search to identify new director nominee candidates who would enhance the mix of leadership skills and qualifications on our Board. On October 25, 2017, the Board increased its size to eight directors and filled the vacancy by appointing Brad Koenig to serve on the Board until his earlier resignation or removal. On October 25, 2017, the Board also appointed Jorge Titinger to the Board until such time as his successor is duly elected and qualified or until their earlier resignation or removal. Mr. Titinger’s appointment became effective at the time of the 2017 annual meeting and he filled the position vacated by Susanne Lyons, who stepped down at the 2017 annual meeting.

Director Independence

The NYSE’s listing standards and Section 2(a)(19) of the 1940 Act require that a majority of our Board and every member of our Audit, Compensation, and NCG Committees are “independent.” Under the NYSE’s listing standards and our corporate governance guidelines, no director will be considered to be independent unless and until our Board affirmatively determines that such director has no direct or indirect material relationship with our company or our management. Our Board reviews the independence of its members annually.

In determining that Ms. Woo Ho and Messrs. Badavas, Fallon, Hoffman, Koenig and Titinger are independent, our Board, through the NCG Committee, considered the financial services, commercial, family and other relationships between each director and his or her immediate family members or affiliated entities, on the one hand, and Hercules and its subsidiaries, on the other hand.

Communication with the Board

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about Hercules are encouraged to contact Michael Hara, Investor Relations at (650) 433-5578. However, if stockholders believe that their questions have not been addressed, they may communicate with our Board by sending their communications to Hercules Capital, Inc., c/o Melanie Grace, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. All stockholder communications received in this manner will be delivered to one or more members of our Board.

Mr. Badavas currently serves as the lead independent director, and he presides over executive sessions of the independent directors. Parties may communicate directly with Mr. Badavas by sending their communications to Hercules Capital, Inc., c/o Melanie Grace, Secretary at the above address. All communications received in this manner will be delivered to Mr. Badavas.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or our code of ethics, or retaliatory acts against anyone

CORPORATE GOVERNANCE	[20]

who makes such a complaint or assists in the investigation of such a complaint, will be referred to Melanie Grace, Secretary. The communication will be forwarded to the chair of our Audit Committee if our secretary determines that the matter has been submitted in conformity with our whistleblower procedures or otherwise determines that the communication should be so directed. The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Code of Business Conduct and Ethics

Our code of business conduct and ethics requires that our directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of Hercules. Pursuant to our code of business conduct and ethics, which is available on the Governance Documents page of our website at http://investor.htgc.com/governance-documents, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by our Board.

Availability of Corporate Governance Documents

To learn more about our corporate governance and to view our corporate governance guidelines, code of business conduct and ethics, and the charters of our Audit Committee, Compensation Committee, and NCG Committee, please visit the Investor Relations page of our website at http://investor.htgc.com/governance-documents under “Governance Documents.” Copies of these documents are also available in print free of charge by writing to Hercules Capital, Inc., c/o Melanie Grace, Secretary, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of our Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the Board.

Certain Relationships and Related Transactions

We have established a written policy to govern the review, approval and monitoring of transactions involving the Company and certain persons related to Hercules. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with Hercules, including our officers, directors, and employees and any person controlling or under common control with us.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with Hercules, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, Hercules, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, we have taken appropriate actions to seek Board review and approval or exemptive relief from the SEC for such transaction.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC and other information known to us, that during fiscal year 2017, our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner, with the exception of a Form 4 for Mr. Harris that was filed late due to an administrative oversight.

[21]	CORPORATE GOVERNANCE

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of our executive officers (as of the date of this Proxy Statement) and his or her principal occupation with the Company, followed by the biographical information of each of such executive officer:

Name	Age	Principal Occupation
Manuel A. Henriquez	54	Chairman and Chief Executive Officer
Scott Bluestein	40	Chief Investment Officer
Melanie Grace	49	General Counsel, Chief Compliance Officer and Secretary
Gerard R. Waldt, Jr.	33	Interim Chief Accounting Officer
David Lund	64	Interim Chief Financial Officer

Executive Biographies

Mr. Manuel A. Henriquez’ biography can be found under “Interested Director” biographies on Page 16.

Scott Bluestein joined us in 2010 as Chief Credit Officer. He was promoted to Chief Investment Officer in 2014. Mr. Bluestein is responsible for managing the investment teams and investments made by the Company.

Business Experience	•	Founder and Partner, Century Tree Capital Management (2009-2010)
	•	Managing Director, Laurus-Valens Capital Management, an investment firm specializing in financing small and microcap growth-oriented businesses through debt and equity securities (2003-2009)
	•	Member of Financial Institutions Coverage Group focused on Financial Technology, UBS Investment Bank (2000-2003)

Education/Other:	•	Bachelor’s in Business Administration from Emory University

Melanie Grace joined us in 2015 as General Counsel, Chief Compliance Officer and Secretary. She has over 18 years of experience representing public and private companies in securities, compliance and transactional matters. Ms. Grace oversees the legal and compliance function for the Company and serves as secretary for the Company and select subsidiaries.

Business Experience	•	Chief Legal Officer and Corporate Secretary, WHV Investments, Inc. where she also served as interim Chief Compliance Officer (2011-2015)
• Member, Management, Operations and Proxy Committees, WHV Investments, Inc. (2013-2015)
• Chair, Ethics Committee, WHV Investments, Inc. (2013-2015)
	•	Chief Counsel, Corporate, NYSE Euronext (2005-2008)
	•	Associate, Fenwick & West LLP (2000-2005)

Education/Other:	•	Bachelor’s and Master’s in History from the University of California, Riverside
	•	Juris Doctor from Boston University School of Law
	•	Member, State Bar of California
	•	Registered In-House Counsel, New York
	•	Designated Investment Adviser Certified Compliance Professional®
EXECUTIVE OFFICERS	[22]

David Lund joined us in 2017 as Interim Chief Financial Officer. Mr. Lund has over 30 years of experience in finance and accounting serving companies in the technology sector. Mr. Lund oversees the financial and accounting functions of the Company.

Business Experience	•	Partner, Ravix Group Inc. (since 2016)
	•	Chief Financial Officer and Consultant, White Oak Global Advisors LLC (2011-2015)
	•	Chief Financial Officer, Hercules Capital, Inc. (2005-2011)
	•	Corporate Controller, Rainmaker Systems, Inc. (2005-2005)
	•	Corporate Controller, Centillium Communications, Inc. (2003-2005)
	•	Chief Financial Officer and Consultant, APT Technologies, Inc. (2002-2003)
	•	Chief Financial Officer and Vice President, Scion Photonics, Inc. (2001-2002)
	•	Vice President and Senior Corporate Controller, Urban Media Communications (2000-2001)
	•	Vice President and Corporate Controller, InterTrust Technologies Corporation (1996-2000)
	•	Senior Manager, Murdock & Associates Inc. (1996-1996)
	•	Audit Senior Manager, Ernst & Young (1987-1996)
	•	Audit Manager, Grant Thornton, LLP (1983-1987)

Education/Other:	•	Bachelor’s in Business Administration with an emphasis in Accounting from San Jose State University
	•	Bachelor’s in Business Administration with an emphasis in Marketing from California State University, Chico

Gerard R. Waldt, Jr. joined us in 2016 as Assistant Controller and in 2017 became Corporate Controller and Interim Chief Accounting Officer. He is responsible for the financial and regulatory reporting, financial planning and analysis, and financial systems design and implementation.

Business Experience	•
Senior Manager in the Financial Services practice of Ernst & Young, McLean, VA where he developed extensive experience providing audit and advisory services to both publicly-traded and private institutions (2009-2016)

Education/Other:	•	Bachelor of Business Administration — Accounting from James Madison University
	•	Active Certified Public Accountant in Maryland
[23]	EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis discusses our 2017 executive compensation program, as it relates to the following executive officers:

Manuel A. Henriquez	Chairman of the Board of Directors and Chief Executive Officer (“CEO”)
Scott Bluestein	Chief Investment Officer
Melanie Grace	General Counsel, Chief Compliance Officer and Secretary
Gerard R. Waldt, Jr. (1)(2)	Interim Chief Accounting Officer
David Lund(1)	Interim Chief Financial Officer (“CFO”)
Mark Harris(1)	Chief Financial Officer
Andrew Olson(2)	Vice President of Finance and Senior Controller
(1)	Effective November 2, 2017, the Company and Mr. Harris mutually agreed that Mr. Harris would separate from the Company and end his tenure as Chief Financial Officer and Chief Accounting Officer. The Board appointed David Lund, the Company’s former Chief Financial Officer, as Interim Chief Financial Officer and Gerard R. Waldt, Jr., the Company’s current Controller, as Interim Chief Accounting Officer.
(2)	Mr. Olson announced his resignation, effective July 21, 2017, from his position as Vice President of Finance and Senior Controller. Gerard R. Waldt, Jr., the Company’s current assist Assistant Controller, assumed the position of Controller. Subsequently, the Board appointed Mr. Waldt as the Company’s Interim Chief Accounting Officer.

We refer to Messrs. Henriquez, Bluestein, Waldt, Lund, Harris and Olson and Ms. Grace as our “named executive officers,” or “NEOs”.

Executive Summary

Under the oversight of our Compensation Committee, the Company’s executive compensation program is designed to attract, incent and retain talented individuals who are critical to our continued success and our corporate growth and who will deliver sustained strong performance over the longer term. Our executive compensation program is designed to motivate the Company’s executive officers to maintain the financial strength of the Company while avoiding any inappropriate focus on short-term profits that would impede the Company’s long-term growth and encourage excessive risk-taking.

In 2017, the Company continued to review and enhance our compensation practices in accordance with our executive compensation philosophy. The review considered both compensation levels and company performance over a one-, three-, and five-year period from 2013 to 2017 (the “Performance Periods”). The Company believes that compensation paid to our NEOs for 2017 was commensurate with the Company’s overall absolute performance as well as our performance relative to peers during the Performance Periods. The 2017 compensation decisions made by the Compensation Committee considered the fact that our performance relative to a peer group of companies was above the median, and in most cases above the 75th percentile, measured using:

•	Return on average assets (“ROAA”)
•	Return on equity (“ROE”)
•	Return on investment capital (“ROIC”)
•	Total shareholder return (“TSR”)

The Company’s incentive compensation practices are significantly limited by the requirements imposed on us as an internally managed business development company (“BDC”) pursuant to the 1940 Act. (See “Limitations Imposed by the Investment Company Act of 1940” below). These are regulatory limitations related to our corporate structure that are relatively unique and do not apply to most other publicly-traded companies. As discussed further below, our NEOs were compensated to reflect the Company’s performance during the Performance Periods.

In addition to key factors involved in the 2017 decisions made by the Compensation Committee, we continue to maintain the enhancements to our executive officer compensation program that we adopted in 2016, such as our clawback policy for all Section 16 officers and consideration of a mix of corporate and individual performance factors for our NEOs. In 2017, the Company entered into retention awards with Messrs. Henriquez, Harris and Bluestein that provide for certain benefits upon certain terminations of employment.

EXECUTIVE COMPENSATION	[24]

Compensation Philosophy and Objectives

The primary principle of our compensation program is to engage and align a substantial portion of executive compensation to the financial strength, long-term profitability, and risk management of the Company and to the creation of long-term stockholder value.

As an internally managed BDC, the Company’s compensation program is designed to encourage our NEOs to think and act like stockholders. The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:

•	Sourcing and pursuing attractively priced investment opportunities to venture-backed and selected publicly-listed companies;
•	Maintaining credit quality, monitoring financial performance, and ultimately managing a successful exit of the Company’s investment portfolio;
•	Achieving the Company’s dividend objectives (which focus on stability and potential growth);
•	Providing compensation and incentives necessary to attract, motivate and retain key executives critical to our continued success and growth;
•	Focusing management behavior and decision-making on goals that are consistent with the overall strategy of the business;
•	Ensuring a linkage between NEO compensation and individual contributions to our performance; and
•	Creation of compensation principles and processes that are designed to balance risk and reward in a way that does not encourage unnecessary risk taking.

We believe that our continued success during 2017, despite strong competition for top-quality executive talent in the commercial and venture lending industry, was attributable to our ability to attract, motivate and retain the Company’s outstanding executive team using both short- and long-term incentive compensation programs.

The Company’s compensation objectives are achieved through its executive compensation program, which for 2017 consisted of the following:

ELEMENTS OF EXECUTIVE COMPENSATION
Compensation Element	Form of Compensation	Principal Compensation Objective
Annual Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is market competitive to allow the Company to retain and attract executive talent
Annual Cash Bonus Awards
Cash awards paid on an annual basis following year-end (not formulaic, but subject to Committee discretion, due to regulatory requirements that do not allow formulaic incentive plans as explained in more detail later in this CD&A in the section titled “Our Regulatory Status and Limitations Imposed by the Investment Company Act of 1940”)
Reward NEOs who contribute to our financial performance and strategic success during the year, and reward individual achievements
Long-Term Equity Incentive Awards	Equity incentive awards vest 1/3 on a one-year cliff with remaining 2/3 vesting quarterly over two years based on continued employment with the Company	Reward NEOs who contribute to our success through the alignment and creation of shareholder value, provide meaningful retention incentives, and reward individual achievements

[25]	EXECUTIVE COMPENSATION

The compensation program is designed to reflect best practices in executive compensation:

2017 GOVERNANCE “BEST PRACTICES” HIGHLIGHTS OF EXECUTIVE COMPENSATION
No employment agreements for NEOs.	Maintain stock ownership guidelines for NEOs to own at least two times his or her salary.
No guaranteed retirement benefits.	No executive perquisite allowances beyond the benefit programs offered to all employees.
No tax gross ups for NEOs.	No repricing of stock options without stockholder approval, as required under applicable NYSE rules (and subject to other requirements under the 1940 Act).
Clawback policy for all Section 16 officers.	Routinely engage an independent compensation consultant to review NEO compensation.
No pension.

Executive Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board-level oversight. The Compensation Committee provides primary oversight of our compensation programs, including the design and administration of executive compensation plans, assessment and setting of corporate performance goals, as well as individual performance metrics, and the approval of executive compensation. In addition, the Compensation Committee retains an independent compensation consultant, and where appropriate, discusses compensation-related matters with our CEO, as it relates to the other NEOs. The Compensation Committee developed our 2017 compensation program, and the compensation paid to our NEOs during and in respect of 2017 was approved by the Compensation Committee as well as all of our independent directors.

•	Role of Compensation Committee: The Compensation Committee is comprised entirely of independent directors who are also non-employee directors as defined in Rule 16b-3 under the Exchange Act, independent directors as defined by the NYSE rules, and are not “interested persons” of the Company, as defined by Section 2(a)(19) of the 1940 Act. For 2017, Susanne Lyons, Ms. Woo Ho and Mr. Woodward comprised the Compensation Committee and Ms. Lyons chaired the Compensation Committee from the beginning of the year through the 2017 annual meeting. Following the 2017 annual meeting, Ms. Woo Ho and Messrs. Titinger and Woodward comprised the Compensation Committee, and Mr. Titinger chaired the Compensation Committee.

The Compensation Committee operates pursuant to a charter that sets forth its mission, specific goals and responsibilities. A key component of the Compensation Committee’s goals and responsibilities is to evaluate, approve and/or make recommendations to our Board regarding the compensation of our NEOs, and to review their performance relative to their compensation to assure that they are compensated in a manner consistent with the compensation philosophy discussed above.

The Compensation Committee has not established a policy or target for the allocation between cash and non-cash or short-term and long-term compensation. Rather, the Compensation Committee undertakes a subjective analysis in light of the principles described herein and, in connection with its analysis, reviews and considers information provided by independent compensation consultants and surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay, and other elements of compensation.

In addition, the Compensation Committee evaluates and makes recommendations to our Board regarding the compensation of the directors for their services. Annually, the Compensation Committee:

•	Evaluates our CEO’s performance
•	Reviews our CEO’s evaluation of the other NEOs’ performance
•	Determines and approves the compensation paid to our CEO, and
•	With input from our CEO, reviews and approves the compensation of the other NEOs.

The Compensation Committee periodically reviews our compensation programs and equity incentive plans to ensure that such programs and plans are consistent with our corporate objectives and appropriately align our NEOs’ interests with those of our stockholders. The Compensation Committee also administers our stock incentive program. The Compensation Committee may not delegate its responsibilities discussed above.

EXECUTIVE COMPENSATION	[26]

•	Role of Compensation Consultant: The Compensation Committee has engaged Frederic W. Cook & Co., Inc., or F.W. Cook, as an independent outside compensation consultant to assist the Compensation Committee and provide advice on incorporating a variety of compensation matters relating to CEO and NEOs compensation, peer group selection, compensation program design best practices, market and industry compensation trends, improved program designs, market competitive director compensation levels and regulatory developments. F.W. Cook was hired by and reports directly to the Compensation Committee. F. W. Cook does not provide any other services to the Company. The Compensation Committee has assessed the independence of F.W. Cook pursuant to the NYSE rules, and it has been concluded that F. W. Cook’s work for the Compensation Committee does not raise any conflict of interest.

Subsequently, the Compensation Committee engaged Frederic W. Cook & Co. to provide the following services to the Committee:

•	Provide information, research, market analysis and recommendations with respect to our 2017 executive and non-employee director compensation programs, including evaluating the components of our executive and non-employee director compensation programs and the alignment of the compensation programs with our performance;
•	In connection with its research with respect to executive and non-employee director compensation programs, update the Compensation Committee on market trends, changing practices, and legislation pertaining to compensation programs;
•	Advise on the design of the executive and non-employee director compensation programs and the reasonableness of individual compensation targets and awards, including in the context of business and shareholder performance;
•	Provide advice and recommendations that incorporated both market data and Company-specific factors; and
•	Assist the Compensation Committee in making pay recommendations for the NEOs after the evaluation of, among other things, Company and individual performance, market pay level, and management recommendations.

The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment. Its determinations are informed by the experiences of its members and the peer group pay and performance data provided by its independent compensation consultant. Accordingly, the Compensation Committee does not target a percentile within its peer group. Instead, it uses the data as a reference point in determining the types and amounts of compensation provided by the Company.

•	Role of Chief Executive Officer: From time to time and at the Compensation Committee’s request, our CEO will attend the Compensation Committee’s meetings to discuss the Company’s performance and compensation-related matters. Our CEO does not attend executive sessions of the Compensation Committee, unless invited by the Compensation Committee. While our CEO does not participate in any deliberations relating to his own compensation, our CEO reviews on at least an annual basis the performance of each of the other NEOs and other executive officers. Based on these performance reviews and the Company’s overall absolute and relative performance, our CEO makes recommendations to the Compensation Committee on any changes to base salaries, annual bonuses and equity awards. The Compensation Committee considers the recommendations submitted by our CEO, as well as data and analysis provided by management and F.W. Cook, but retains full discretion to approve and/or recommend for Board approval all executive and director compensation.

Competitive Benchmarking Against Peers

To determine the competitiveness of executive compensation levels, the Compensation Committee analyzes a group of internally managed BDCs, financial services companies and real estate investment trusts (“REITs”) as set forth below (the “Peer Group”). The Peer Group is viewed as reflecting the labor market for our officer and employee talent, has a similar investor base, and, like the Company, the BDCs and REITs are pass-through entities with the majority of earnings required to be distributed to shareholders as a dividend. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other companies. During 2017, the Compensation Committee, based on the advice of F.W. Cook, reviewed the peer group used in connection with prior compensation decisions. Based on this review, and the advice of F.W. Cook, the Compensation Committee updated our Peer Group to better align it to our business. Our Peer Group was used as a factor in determining the annual cash bonus awards made with respect to 2017 (but paid in 2018) as well as the further considerations further described below under “Annual Cash Bonus Awards”. The Peer Group data used in such determination is for the period January 1, 2017 through September 30, 2017.

[27]	EXECUTIVE COMPENSATION

HTGC PEER Group
Internally Managed BDCs	Financial Services	Real Estate Investment Trusts
Triangle Capital(1) KCAP Financial Main Street Capital	Alliance Bernstein BGC Partners Cowen Group Evercore Partners Fortress Investment Group Greenhill & Co. Houlihan Lokey LPL Financial Holdings On Deck Capital Wisdom Tree Investment	Capstead Mortgage CYS Investments Hannon Armstrong iStar Inc Ladder Capital MFA Financial Redwood Trust Sabra Health Care Seritage Growth
(1)	Triangle Capital is no longer included in the 2018 peer group since it was acquired by Benefit Street Partners.

As of September 30, 2017, which is the period the Compensation Committee reviewed our Peer Group, the Company outperformed most of its Peer Group over the one-, three- and five-years as follows:

	Return on Average Assets (excl. cash)		Return on Equity		Return on Invested Capital		Total Shareholder Returns
Performance Period	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group	HTGC	% Rank of Peer Group
1-year	6.3%	100%	11.1%	100%	6.4%	100%	4.6%	41%
3-year	6.1%	99%	10.4%	99%	6.2%	99%	6.5%	59%
5-year	6.4%	98%	10.6%	97%	6.5%	98%	13.6%	61%

--1-, 3- and 5-year calculations of performance are based on Q3 2017 and as of November 10, 2017 for TSR.

--Companies with less than three and/or less than five full years of historical financial and TSR performance are excluded.

--Financial Services peers are excluded from analysis of capital allocation because services companies are not as capital intensive as REITs and BDCs, which are primarily engaged in direct investment of firm capital.

--Data source: S&P Capital IQ

The Company believes that compensation paid to our NEOs for 2017 was commensurate with the Company’s overall absolute performance as well as our performance relative to the Peer Group during the relevant Performance Periods. The 2017 compensation decisions made by the Compensation Committee considered the fact that our performance relative to the Peer Group was above the median, and in most cases above the 75th percentile, measured using Return on Average Assets, Return on Equity, Return on Investment Capital and Total Shareholder Return during the trailing one-, three-, and five-years as indicated in the chart above.

In addition, the Compensation Committee also considers the Company’s total shareholder returns as compared to a select number of BDC Peers(1) to consider the competitiveness of executive compensation levels. As of December 30, 2017, the Company delivered the following TSR results(2) as compared to our select BDC peers:

	Total Shareholder Returns
Performance Period	HTGC	BDC Peer Group
1-year	1.8%%	1.1%
3-year	13.2%%	9.3%
5-year	72.4%%	12.6%
(1)	BDC Peers: AINV, ARCC, BKCC, OCSL, FSIC, GBDC, GSBD, KCAP, MAIN, MCC, NMFC, PNNT, PSEC, SLRC,TCAP, TCPC, TCRD, TICC, TSLX
(2)	Data Source: S&P Capital IQ
EXECUTIVE COMPENSATION	[28]

CEO Pay Ratio

For 2017, our last completed fiscal year, the median of the annual total compensation of all of our employees (other than Mr. Henriquez, our Chief Executive Officer (our “CEO”)) was $209,713, and the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $8,235,700. Based on this information, our CEO’s 2017 annual total compensation was approximately 39.3 times that of the median of the 2017 annual total compensation of all of our employees.

We selected December 31, 2017 as the date used to identify our “median employee” whose annual total compensation was the median of the annual total compensation of all our employees (other than our CEO) for 2017. As of December 31, 2017, our employee population consisted of 66 individuals (other than Mr. Henriquez), located in our California, Connecticut, Illinois, Massachusetts, New York and Washington, D.C. offices. We compared the annual total compensation for our employee population in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, stock awards and employer contributions to employee accounts in our 401(k) plan. In making this determination, we annualized the compensation of 79 employees who either were hired or terminated in 2017 but did not work for us the entire fiscal year.

Our Regulatory Status and Limitations Imposed by the Investment Company Act of 1940

We are an internally-managed, non-diversified, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, referred to as the 1940 Act. As a BDC, we are required to comply with certain regulatory requirements, including the 1940 Act, rules promulgated under the 1940 Act, and exemptive orders issued to us by the Securities and Exchange Commission, or the SEC. We refer to these requirements, rules and exemptive orders as the 1940 Act Requirements. Among other things, these 1940 Act Requirements:

•	Limit our ability to implement non-equity incentive plans (i.e., cash incentive plans) that would restrict the discretion and decision-making authority of our Compensation Committee. The 1940 Act Requirements provide that we may maintain either an equity incentive plan or a profit sharing plan. A “profit sharing plan” as defined under the 1940 Act is any written or oral plan, contract, authorization or arrangement, or any practice, understanding or undertaking whereby amounts payable under the compensation plan are dependent upon or related to the profits of the company. The SEC has stated that compensation plans possess profit-sharing characteristics if an investment company is obligated to make payments under such a plan based on the level of income, realized gains or loss on investments or unrealized appreciation or depreciation of assets of such investment company.
•	We believe that equity incentives strongly align the interests of our stockholders with our executive officers and other employees, and, accordingly, we implemented an equity incentive plan in 2004. Given our 2004 Equity Incentive Plan, referred to as the Equity Plan, the 1940 Act Requirements prohibit us from also implementing a cash incentive plan that restricts our Compensation Committee’s discretion in the final determination of cash incentive awards.
•	Limit the terms we may include in our Equity Plan and limit our ability to implement certain changes to our Equity Plan without the SEC’s approval. Our Equity Plan is administered pursuant to specific exemptive orders granted by the SEC. We believe the current structure of our Equity Plan reflects the terms and plan provisions currently permitted for an internally-managed BDC.

Why is this important to the Company’s executive compensation? The 1940 Act Requirements that restrict the Company to sponsoring either an equity incentive plan or a “profit sharing plan” limit the Company’s use of formulas or non-discretionary objective performance goals or criteria in its incentive plans. This means that the Compensation Committee is not permitted to use a nondiscretionary formulaic application of any performance criteria for corporate and individual goals to determine compensation. Rather, the Compensation Committee must take into consideration all factors and use its discretion to determine the appropriate amount of compensation for our NEOs. The Compensation Committee’s objective is to work within this regulatory framework to maintain and motivate pay-for-performance alignment, to establish appropriate compensation levels relative to our Peer Group and to implement compensation best practices. Annual cash bonus decisions are not made pursuant to a formulaic cash bonus plan in order to comply with our obligations under the 1940 Act.

[29]	EXECUTIVE COMPENSATION

2017 Advisory Vote on Executive Compensation

At our 2017 annual meeting of stockholders, our advisory vote on say-on-pay received support from our stockholders with 94% of votes cast. The Company believes that the continuing dialogue with our stockholders on company performance, compensation and other governance matters is important. In advance of our 2017 annual meeting of stockholders, management engaged in numerous direct dialogues with our largest institutional shareholders, as well as a number of other institutional shareholders, to gain broad-based and/or specific insights into the Company’s overall performance, operating expenses, including executive compensation and corporate governance practices. In addition, we invited each of our institutional stockholders holding more than 1% of the Company’s stock to speak directly with management specifically on executive compensation and corporate governance practices. The Company anticipates continuing our stockholder engagement efforts following the 2018 annual meeting and in advance of our future annual meetings.

Assessment of Company Performance

In determining annual compensation for our NEOs, the Compensation Committee analyzes and evaluates the individual achievements and performance of our NEOs as well as the overall relative and absolute operating performance and achievements of the Company. We believe that the alignment of (i) our business plan, (ii) stockholder expectations and (iii) our employee compensation is essential to long-term business success and the interests of our stockholders and employees and to our ability to attract and retain executive talent, especially in a competitive environment for top-quality executive talent in the venture debt industry.

Our business plan involves taking on credit risk over an extended period of time, and a premium is placed on our ability to maintain stability and growth of net asset values as well as continuity of earnings growth to pass through to stockholders in the form of recurring dividends over the long term. Our strategy is to generate income and capital gains from our investments in the debt with warrant securities, and to a lesser extent direct equity, of our portfolio companies. This income supports the anticipated payment of dividends to our stockholders. Therefore, a key element of our return to stockholders is current income through the payment of dividends. This recurring payout requires methodical asset acquisition analyses as well as highly active monitoring and management of our investment portfolio over time. To accomplish these functions, our business requires implementation and oversight by management and key employees with highly specialized skills and experience in the venture debt industry. A substantial part of our employee base is dedicated to the generation of new investment opportunities to allow us to sustain dividends and to the maintenance of asset values in our portfolio. In addition to the performance factors above, the Company considered the following Company-specific performance factors over the relevant Performance Periods: overall credit performance, performance against annual gross funding goals, overall yields, efficiency ratios, total and net investment income and realized and unrealized gains and losses.

Elements of Executive Compensation and 2017 Compensation Determinations

Base Salary

We believe that base salaries are a fundamental element of our compensation program. The Compensation Committee establishes base salaries for each NEO to reflect (i) the scope of the NEO’s industry experience, knowledge and qualifications, (ii) the NEO’s position and responsibilities and contributions to our business growth and (iii) salary levels and pay practices of those companies with whom we compete for executive talent.

EXECUTIVE COMPENSATION	[30]

The Compensation Committee considers base salary levels at least annually as part of its review of the performance of NEOs and from time to time upon a promotion or other change in job responsibilities. During its review of base salaries for our executives, the Compensation Committee primarily considers: individual performance of the executive, including leadership and execution of strategic initiatives and the accomplishment of business results for our company; market data provided by our compensation consultant; our NEOs’ total compensation, both individually and relative to our other NEOs; and for NEOs other than the CEO, the base salary recommendations of our CEO.

NEO	2017 Base Salary
Manuel A. Henriquez	$827,249
Scott Bluestein	$500,000
Melanie Grace	$345,000
Gerard R. Waldt, Jr.(1)(3)	$152,800
David Lund(1)(2)	$49,854
Mark Harris(1)	$347,105
Andrew Olson(3)	$121,847
(1)	Effective November 2, 2017, the Company and Mr. Harris mutually agreed that Mr. Harris would separate from the Company and end his tenure as Chief Financial Officer and Chief Accounting Officer. The Board appointed David Lund, the Company’s former Chief Financial Officer, as Interim Chief Financial Officer and Gerard R. Waldt, Jr., the Company’s current Controller, as Interim Chief Accounting Officer.
(2)	Mr. Lund began as a contractor on October 31, 2017 serving as the Company’s Interim Chief Financial Officer. The base salary represents base compensation amounts paid to Mr. Lund between October 31, 2017 and December 31, 2017.
(3)	Mr. Olson announced his resignation, effective July 21, 2017, from his position as Vice President of Finance and Senior Controller. Gerard R. Waldt, Jr., the Company’s current assist Assistant Controller, assumed the position of Controller. Subsequently, the Board appointed Mr. Waldt as the Company’s Interim Chief Accounting Officer.

Annual Cash Bonus Awards

The Compensation Committee, together with input from our CEO, developed a specific bonus pool for the 2017 operating year to be available for our annual cash bonus program. The amount determined to be available for our annual cash program was dependent upon many factors that are not formulaic due to our obligations under the 1940 Act.

The Compensation Committee designs our annual cash bonuses to motivate our NEOs to achieve financial and non-financial objectives consistent with our operating plan. The Compensation Committee generally targets cash bonuses to 50% to 100% of an NEO’s base salary; however, such bonus amounts may exceed these targets in the event of exceptional company and individual performance.

Bonuses are not formulaic to comply with the 1940 Act regulations that govern our business as an internally managed BDC and have restrictions on setting compensation to specific financial measurements. As a result, the Compensation Committee considers overall business performance factors and individual factors, including CEO feedback, when determining the size of individual NEO bonuses. Accordingly, should actual company and NEO performance exceed expectations, the Compensation Committee may adjust individual cash bonuses to take such superior performance into account. Conversely, if company and NEO performance is below expectations, the Compensation Committee will consider such performance in determining the NEO’s actual cash bonus.

In evaluating the performance of our NEOs to arrive at their 2017 cash bonus awards, the Compensation Committee specifically compared our performance and the returns of our stockholders against the performance and shareholder returns of other select BDCs. In particular, the Committee considered our high relative total shareholder return and high return on invested capital relative to peer group benchmarks as this shows the success for shareholders and of the core business mission of allocating equity and debt capital efficiently for a high risk-adjusted return.

In evaluating the performance of our NEOs to arrive at their 2017 cash bonus awards, the Compensation Committee specifically compared our performance and the returns of our stockholders against the performance and shareholder returns of other BDCs. In particular, the Committee considered our high relative total shareholder return, which was above the median over the three-year and five-year performance periods, and our return on invested capital relative to peer group benchmarks, which was the highest in the compensation peer group over the last year, as this shows the success for shareholders and of the core business mission of allocating equity and debt capital efficiently for a high risk-adjusted return.

[31]	EXECUTIVE COMPENSATION

When sizing our cash bonus pool and allocating bonus awards, the total compensation paid to our NEOs and other employees is evaluated against the expense ratios of other BDCs. With respect to 2017, company-wide compensation expense as a percentage of average assets among the peers in the Peer Group was considered. For the fiscal year ended December 31, 2017, the ratio of our compensation expense divided by total revenue was below the median of our Peer Group.

Based on the foregoing considerations and analysis, and after due deliberation, the Compensation Committee awarded our current NEOs the following annual cash bonuses with respect to 2017.

NEO	2017 Cash Bonus Award(1)
Manuel A. Henriquez	$1,600,000
Scott Bluestein	$750,000
Melanie Grace	$145,000
Gerard R. Waldt, Jr.	$150,000
(1)	Messrs. Lund, Harris and Olson did not receive cash bonuses for 2017.

Long-Term Equity Incentive Compensation

2004 Equity Incentive Plan

Our long-term equity incentive compensation is designed to develop a strong linkage between pay and our strategic goals and performance, as well as to align the interests of our NEOs, and other executives and key employees, with those of our stockholders by awarding long-term equity incentives in the form of stock options, restricted stock and/or restricted stock units. These awards are made pursuant to our Equity Plan, which permits options, restricted stock and restricted stock unit awards.

We believe that annual equity grants, in the form of restricted stock awards or restricted stock units, to our NEOs are a critical part of our compensation program as they allow us to:

•	Align our business plan, stockholder interests and employee concerns,
•	Manage dilution associated with equity-based compensation,
•	Match the return expectations of the business more closely with our equity-based compensation plan, and
•	Retain key management talent.

We believe that these annual equity grants motivate performance that is more consistent with the type of return expectations that we have established for our stockholders. Accordingly, the Company awards restricted stock award grants to our NEOs. These grants typically vest over three years.

Grant Practices for Executive Officers

Annual equity compensation grants to executive officers have typically been granted in the first quarter of the year. The Company does not grant stock options to executive officers. As a result, there were no option grants to our NEOs in 2017.

Restricted Stock Units

In January 2018, the Compensation Committee granted restricted stock units to the NEOs. With respect to the restricted stock units, the Compensation Committee assessed each current NEO’s individual performance for 2017, our overall company performance in 2017 and the levels of equity compensation paid by other companies with whom we compete for executive talent. Based on this assessment, the Compensation Committee determined that the following restricted stock units be granted to our current NEOs with respect to 2017, in the amounts and on the dates set forth below to reward them for services performed in 2017. These restricted stock units vest as to one-third of the shares underlying the awards on the first anniversary of the grant date, and they vest as to the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) January 9, 2022, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company. Each restricted stock unit will entitle the holder to dividend

EXECUTIVE COMPENSATION	[32]

equivalents in the form of the Company’s common stock, which dividend equivalent payments will be settled on the date the related restricted stock unit is settled. We believe these restricted stock unit awards assist the Company in retaining the NEOs and the deferred provisions effectively create a mandatory post-vesting holding period to ensure a long-term alignment horizon.

NEO	Grant Date	Restricted Stock Units(2)	Fair Value of Restricted Stock Units(1)
Manuel A. Henriquez	01/09/2018	230,125	$3,000,830
Scott Bluestein	01/09/2018	92,024	$1,199,993
Melanie Grace	01/09/2018	12,845	$167,499
Gerard R. Waldt, Jr.	01/09/2018	7,669	$100,004
(1)	Based on the closing price per share of our common stock of $13.04 on January 9, 2018.
(2)	Messrs. Lund, Harris and Olson did not receive grants of restricted stock units.

Restricted Stock Awards

In January 2018, the Compensation Committee assessed each current NEO’s individual performance for 2017, our overall company performance in 2017 and the levels of equity compensation paid by other companies with whom we compete for executive talent. Based on this assessment, the Compensation Committee determined that the following restricted stock awards be made to our current NEOs with respect to 2017, in the amounts and on the dates set forth below to reward them for services performed in 2017. These restricted stock awards vest as to one-third of the shares underlying the awards on the first anniversary of the grant date, and they vest as to the remaining shares in equal quarterly installments over the next two years.

NEO	Grant Date	Restricted Stock Awards(2)	Fair Value of Restricted Stock Awards(1)
Manuel A. Henriquez	01/09/2018	230,125	$3,000,830
Scott Bluestein	01/09/2018	92,025	$1,200,006
Melanie Grace	01/09/2018	12,845	$167,499
(1)	Based on the closing price per share of our common stock of $13.04 on January 9, 2018.
(2)	Messrs. Waldt, Lund, Harris and Olson did not receive grants of restricted stock awards.

Other Elements of Compensation

•	Retention Agreements: Messrs. Henriquez, Harris and Bluestein entered into retention agreements with the Company in October 2017 which provide for severance benefits in the event of certain terminations of employment. In November 2017, Mr. Harris and the Company mutually agreed to enter into a separation agreement, which supersedes the terms of Mr. Harris’ retention agreement. Messrs. Lund and Waldt and Ms. Grace do not have a written severance agreement or other arrangement providing for payments or benefits upon a termination of employment. No NEO is entitled to any tax gross up payment if severance is paid in connection with a change-in-control.
•	Benefits and Perquisites: Our NEOs receive the same benefits and perquisites as other full-time employees. Our benefits program is designed to provide competitive benefits and is not based on performance. Our NEOs and other full-time employees receive health and welfare benefits, which consist of life, long-term and short-term disability, health, dental and vision insurance benefits and the opportunity to participate in our defined contribution 401(k) plan. During 2017, our 401(k) plan provided for a match of contributions by the company for up to $18,000 per full-time employee. Other than the benefits set forth immediately above, our NEOs are not entitled to any other benefits or perquisites.
•	Potential Payments Upon Termination or Change of Control: No NEO or employee of the Company has a written employment agreement, or other agreement, providing for enhanced cash payments in connection with a change of control of the Company except with respect to the retention agreements described herein. Further, no NEO or any other employee is entitled to any tax gross-up payments.
[33]	EXECUTIVE COMPENSATION

Retention Agreements

In October 2017, Messrs. Henriquez, Harris and Bluestein entered into retention agreements with the Company pursuant to which, if (1) the Executive’s employment is terminated by the Company without cause or by the Executive for good reason, or (2) the Company becomes an externally managed BDC and the new external advisor does not make a written offer of employment to the Executive or makes a written offer of employment to the Executive that is not on similar terms to the Executive’s current employment with the Company (including, without limitation, authority, responsibilities, base salary, annual bonus opportunity, long term incentive opportunity and retention benefits) and the Executive does not accept such offer then, subject to the Executive’s execution of a release of claims in favor of the Company, each of Mr. Henriquez and Mr. Bluestein shall be entitled to receive the following benefits:

•	Mr. Henriquez shall be entitled to receive (a) a lump sum payment in an amount equal to two times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Henriquez for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for two years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Henriquez and his eligible dependents for 18 months following termination of employment.
•	Mr. Bluestein shall be entitled to receive (a) a lump sum payment in an amount equal to 1.75 times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Bluestein for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for 1.75 years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Bluestein and his eligible dependents for 18 months following termination of employment.

In November 2017, Mr. Harris and the Company mutually agreed to enter into a separation agreement, which provides that the Company will pay Mr. Harris a monetary sum equivalent to six months gross base salary plus up to an additional six months subject to Mr. Harris certifying he is not employed and is actively seeking employment during such time. In addition, the Company will reimburse Mr. Harris for health insurance premiums for Mr. Harris and his eligible dependents under COBRA for a period of up to twelve months subject to the same qualifications applicable to payments based on his gross base salary. The separation agreement also contains certain additional provisions that are customary for agreements of this type, including confidentiality, non-solicitation, and non-disparagement covenants, as well as a general release in favor of the Company against certain claims. The separation agreement supersedes the terms of Mr. Harris’ retention agreement, under which he would have received (a) a lump sum payment in an amount equal to 1.5 times the sum of (i) annual base salary and (ii) an amount equal to the three-year average annual bonus actually earned by and paid to Mr. Harris for the three full performance periods immediately prior to the termination date; (b) any unpaid annual bonus earned with respect to a prior performance period and not yet paid as the date of termination; (c) a pro rata annual bonus with respect to the performance period in which termination of employment occurs, (d) (x) continued vesting of outstanding equity awards for 1.5 years in the case of a termination not in connection with a change in control of the Company or (y) full vesting of outstanding equity awards in the case of a termination in connection with a change in control of the Company and (e) reimbursement of the full amount of COBRA premiums for Mr. Harris and his eligible dependents for 18 months following termination of employment.

Retention Performance Stock Units and Cash Retention Bonus Awards

On May 2, 2018, the Company granted long-term Retention Performance Stock Unit awards (the “Retention PSUs”) under its 2004 Equity Incentive Plan to Messrs. Henriquez and Bluestein, and separate cash bonus awards with similar terms (the “Cash Awards”) to Mr. Waldt and three other senior personnel. The awards are designed to provide incentives that increase along with the total shareholder return (“TSR”) and further align the interests of key management with those of the Company’s shareholders. The Company believes that there is a highly competitive market place for senior personnel that have the experience and track record of successfully sourcing, financing and managing the asset class in which the Company invests. Accordingly, the Compensation Committee and the other independent directors adopted this program with the assistance of F.W. Cook. These awards are intended to promote long term management consistency

EXECUTIVE COMPENSATION	[34]

and retention and to mitigate the likelihood of departure to competitors of those individuals most responsible for delivering financial performance to our shareholders. The objectives are sought to be achieved by offering a four year cliff vesting retention program to reward critical executives and senior personnel, whose services are valuable to the Company and industry competitors as a result of their proven and specialized expertise sourcing and funding venture debt. The target number of Retention PSUs granted to Mr. Henriquez and Mr. Bluestein are 812,348 and 487,409, respectively. The target amount of the Cash Award granted to Mr. Waldt is $500,000, and $3,500,000, in the aggregate, for the three other senior personnel.

The Retention RSUs and Cash Awards do not vest until the fourth anniversary “cliff vest” of the grant date (or a change in control of the Company, if earlier) and the Retention PSUs must generally be held and not disposed of until the fifth anniversary of the grant date, except in the event of death, disability or a change in control. No Retention PSUs or Cash Awards will vest if the Company’s TSR relative to certain specified publicly traded business development companies (BDCs) is not at or above the 25th percentile level of such BDCs. 50% of the target Cash Award and target number of Retention PSUs will vest if the Company’s TSR performance relative to such BDCs is at the 25-percentile level. 100% of the target Cash Award and target number of Retention PSUs will vest if the Company’s TSR performance relative to such BDCs is at the 50th percentile level. 200% of the target Cash Award and target number of Retention PSUs will vest if the Company’s TSR performance relative to such BDCs is at the 90th percentile level. If the Company’s TSR performance is between the 25th percentile and the 50th percentile, or between the 50th percentile and the 90th percentile, of such BDCs, the amount of the Cash Awards vested and payable and the number of vested and payable Retention PSUs will be determined by linear interpolation between the foregoing metrics. Dividend equivalents will accrue in respect only of the Retention PSUs in the form of additional Retention PSUs, but will not be paid unless the Retention PSUs to which such dividend equivalents relate actually vest. The Cash Awards are not eligible to accrue dividend equivalents. TSR is calculated assuming dividend reinvestment and measurement begins on the date of grant and utilizes a 20-trading day volume weighted average price ending on the last trading day of the four year TSR performance period.

In the event of death or disability occurring prior to the fourth anniversary of the date of grant, Retention PSUs and the Cash Awards will vest, along with, in the case only of the Retention PSUs, any accrued dividend equivalents, on the date of such death or disability, with the Relative TSR Percentile Rank used to calculate such vesting to be the greater of (a) 50% and (b) the actual Relative TSR Percentile Rank as of the date of such death or disability. In the event of a voluntary termination prior to the fourth anniversary, all Cash Awards and Retention PSUs, and accrued dividend equivalents, will be forfeited. In the event of an involuntary termination without Cause prior to the fourth anniversary of the date of grant, the Retention PSUs and Cash Awards will be pro-rated based on service through the date of termination and such pro-rated Retention PSUs and Cash Awards will vest based on the actual relative TSR performance over the four-year TSR performance period. In the event of a termination for Cause occurring at any time prior to delivery of the shares underlying the Retention PSUs or payment of the Cash Awards, all Retention PSUs and accrued dividend equivalents, and Cash Awards will be forfeited.

In the event of a change in control of the Company, Retention PSUs and Cash Awards will vest and be paid on a non-pro-rated basis based on the actual relative TSR performance through the date of the change in control utilizing the transaction price for the Company and the peer group TSR through the date of the change in control.

Corporate Goals

For 2017, the Compensation Committee developed corporate goals that were required to be achieved for executive officers to receive up to 50% of their incentive compensation. These goals included operational performance as well as performance relative to the Peer Group. While the criteria may not be weighted, the Compensation Committee took into consideration each of these factors to determine whether the executive officers are eligible for up to 50% of the proposed incentive compensation. The Compensation Committee believes that the corporate goals applicable to all executive officers create an alignment not only with shareholders but also to the Company’s business strategy and performance goals.

Defined Individual Goals

For 2017, the Compensation Committee developed individual goals for the CEO. In addition, the CEO and each NEO developed individual goals for the NEOs and such goals were approved by the Compensation Committee. Each set of individual goals are unique to the executive officer’s responsibilities and position within the Company. While each of the factors may not be weighted, the Compensation Committee took into consideration each of these factors to determine whether the executive officers are eligible for up to 50% of the executive officer’s incentive compensation.

[35]	EXECUTIVE COMPENSATION

Pay-for-Performance Alignment

The Company believes that there exists an alignment between the compensation of our NEOs and our performance over the relevant Performance Periods. As noted above, a broad range of individual performance factors and company performance factors are analyzed each year, including total shareholder return relative to our Peer Group, and, in 2017, analysis of relative ROAA, ROE, and ROIC versus the compensation peers over one-, three-, and five-years to measure short-, medium-, and long-term performance. The objective in analyzing these key performance factors is to align NEO compensation to our performance relative to our Peer Group and our absolute corporate performance.

The Company’s annual bonus and equity awards constitute an effective mix of short- and long-term compensation components and reflect key measures of our performance and the returns enjoyed by our stockholders. Consistent with our pay-for-performance philosophy, the Compensation Committee will make future compensation decisions taking into account our absolute and relative performance, and, if our future performance were to fall significantly below our peers, the Compensation Committee would consider adjusting NEO compensation prospectively.

Total Compensation Expense Relative to other Internally Managed BDCs

In determining annual bonus awards, the total compensation paid to our NEOs and other employees against the expense ratios of other internally managed BDCs, as well as a comparison to total SG&A for select externally managed BDCs, was considered.

Internal Pay Equity Analysis

Our compensation program is designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, the Company believes it is important to compare compensation paid to each NEO not only with compensation in our Peer Group, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.

As part of the Compensation Committee’s review, we made a comparison of our CEO’s total compensation paid for the period ending November 29, 2017 against that paid to our other NEOs during the same year. Upon review, the Compensation Committee determined that our CEO’s compensation relative to that of our other NEOs was appropriate because of his level and scope of responsibilities, expertise and performance history, and other factors deemed relevant by the Compensation Committee. The Compensation Committee also reviewed the mix of the individual elements of compensation paid to our NEOs for this period, the individual performance of each NEO and any changes in responsibilities of the NEO.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines, which are outlined in our corporate governance guidelines, because we believe that material stock ownership by our executives plays a role in effectively aligning the interests of these employees with those of our stockholders and strongly motivates our executives to build long-term shareholder value. Pursuant to our stock ownership guidelines, each member of senior management is required to beneficially own at least two times the individual’s annual salary in Company common stock, based on market value, within three years of joining the Company. Our Board may make exceptions to this requirement based on particular circumstances; however, no exceptions have been made for our current NEOs. Messrs. Henriquez and Bluestein have met their minimum guidelines.

The Compensation Committee’s review of the NEO’s stock ownership in the fourth quarter of 2017 showed that:

•	As of December 31, 2017, Mr. Henriquez beneficially owned 1,856,509 shares of Company stock and restricted stock. Based on his 2017 salary of $827,249, he beneficially owns shares worth 29x his annual base salary.
•	As of December 31, 2017, Mr. Bluestein beneficially owned 207,775 shares of Company stock and restricted stock. Based on his 2017 salary of $500,000, he beneficially owns shares worth 5x his annual base salary.

Tax and Accounting Matters

Stock-Based Compensation. We account for stock-based compensation, including options and shares of restricted stock granted pursuant to our Equity Plan and 2006 Non-Employee Director Plan in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Under the FASB ASC Topic 718, we estimate the fair value of our option awards at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions

EXECUTIVE COMPENSATION	[36]

are our estimates on the expected term, volatility and forfeiture rates of the awards. Forfeitures are not estimated due to our limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, we review our valuation assumptions at each grant date and, as a result, are likely to change our valuation assumptions used to value stock-based awards granted in future periods. We estimate the fair value of our restricted stock awards based on the grant date market closing price.

Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Company considers the income tax consequences to the Company of its compensation policies and procedures. In particular, the Company considers Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which, for tax years beginning on or prior to December 31, 2017, limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO.

Effective for tax years beginning on or after January 1, 2018, Section 162(m) of the Code generally limits the deductibility of all compensation paid to certain executive officers to $1,000,000 per affected executive officer. A transition rule applies to “qualifying performance-based compensation” granted pursuant to a written binding contract prior to November 2, 2017, which has not been materially modified since that date.

The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the Company’s ability to claim compensation expense deductions. Our Board believes that the best interests of the Company and our stockholders are served by executive compensation programs that encourage and promote our principal compensation philosophy, enhancement of shareholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, we may from time to time pay compensation to our NEOs that may not be fully tax deductible, (including by reason of Section 162(m) of the Code), including certain bonuses and restricted stock. Stock options granted under our stock plan for tax years beginning on or prior to December 31, 2017 are intended to qualify as performance-based compensation under Section 162(m) of the Code. The Company will continue to review its executive compensation plans periodically to determine what changes, if any, should be made as a result of any deduction limitations.

Clawback Policy for Section 16 Officers

The Board has adopted a clawback policy for all Section 16 officers. The policy applies to all Section 16 officers and reaches beyond financial statements. Pursuant to our clawback policy, for payments that are predicated on financial results augmented by fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting in significant monetary loss, damage or injury to the Company (“Excess Compensation”), the Compensation Committee has the authority to seek repayment of any Excess Compensation, including (1) cancellation of unvested, unexercised or unreleased equity incentive awards; and (2) repayment of any compensation earned on previously exercised or released equity incentive awards whether or not such activity resulted in a financial restatement.

The Compensation Committee has sole discretion under this policy, consistent with any applicable statutory requirements, to seek reimbursement of any Excess Compensation paid or received by the Section 16 officer for up to a 12-month period prior to the date of the Compensation Committee action to require reimbursement of the Excess Compensation. Any clawback of Excess Compensation must be based upon fraud adjudicated by a court of competent jurisdiction or a financial restatement. Further, following a restatement of our financial statements, we will recover any compensation received by the CEO and CFO that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of of 2002 (“Sarbanes-Oxley”).

For purposes of this policy, Excess Compensation will be measured as the positive difference, if any, between the compensation earned by a Section 16 officer and the compensation that would have been earned by the Section 16 officer had the fraud, embezzlement, gross negligence or deliberate disregard of applicable rules resulting from significant monetary loss, damage or injury to the Company not occurred.

Risk Assessment of the Compensation Programs

Our Board believes that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. The Company has designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. We use common variable compensation designs, with a significant focus on individual contributions to our performance and the achievement of absolute and relative corporate objectives, as generally described in this Compensation Discussion and Analysis.

[37]	EXECUTIVE COMPENSATION

The Compensation Committee and the Board reviewed our compensation programs to assess whether any aspect of the programs would encourage any of our employees to take any unnecessary or inappropriate risks that could threaten the value of the Company. The Company has designed our compensation programs to reward our employees for achieving annual profitability and long-term increases in shareholder value.

Our Board recognizes that the pursuit of corporate objectives possibly leads to behaviors that could weaken the link between pay and performance, and, therefore, the correlation between the compensation delivered to employees and the long-term return realized by stockholders. Accordingly, our executive compensation program is designed to mitigate these possibilities and to ensure that our compensation practices are consistent with our risk profile. These features include the following:

•	Bonus payouts and equity incentive awards that are not based solely on corporate performance objectives, but are also based on individual performance levels,
•	The financial opportunity in our long-term equity incentive program that is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking,
•	Annual cash bonuses that are paid after the end of the fiscal year to which the bonus payout relates,
•	The engagement and use of a compensation consultant,
•	The institution of stock ownership guidelines applicable to our executive officers, and
•	Final decision making by our Compensation Committee and our Board of Directors on all awards.

Additionally, the Company performed an assessment of compensation-related risks for all of our employees. Based on this assessment, we concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Company reviewed the key design elements of our compensation programs in relation to industry “best practices,” as well as the means by which any potential risks may be mitigated. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives and concluded that such incentive programs do not encourage excessive risk-taking.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2018 annual meeting of Hercules Capital, Inc.

COMPENSATION COMMITTEE MEMBERS
Jorge Titinger, Chair
Allyn C. Woodward, Jr.
Doreen Woo Ho

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION	[38]

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Manuel A. Henriquez Chairman & Chief Executive Officer	2017	$827,249	$1,600,000	$5,000,002	—	$808,449	$8,235,700
	2016	$803,154	$1,200,000	$4,005,335	—	$771,425	$6,779,914
	2015	$779,762	$1,000,000	$4,472,142	—	$1,635,353	$7,887,257

Scott Bluestein Chief Investment Officer	2017	$500,000	$750,000	$1,750,004	—	$175,872	$3,175,876
	2016	$432,600	$650,000	$1,249,040	—	$200,555	$2,532,195
	2015	$420,000	$525,000	$670,212	—	$193,370	$1,808,582

Melanie Grace General Counsel, Chief Compliance Officer & Secretary	2017	$345,000	$145,000	$300,002	—	$57,061	$847,063
	2016	$283,250	$145,000	$112,894	—	$40,726	$581,870
	2015	$79,167	$50,000	$112,500	—	$36,466	$278,133

Gerard R. Waldt, Jr. Interim Chief Accounting Officer	2017	$152,800	$150,000	$—	—	$8,708	$311,508
	2016	$23,333	$—	$68,300	—	$—	$91,633

David Lund(5) Interim Chief Financial Officer	2017	$49,854	$—	$—	—	$—	$49,854

Mark Harris(6) Chief Financial Officer	2017	$347,105	$—	$500,007	—	$95,255	$942,367
	2016	$412,000	$400,000	$396,330	—	$95,624	$1,303,954
	2015	$166,667	$200,000	$400,001	—	$26,404	$793,072

Andrew Olson(7) Vice President of Finance and Senior Controller	2017	$121,847	$—	$249,997	—	$21,211	$393,054
	2016	$211,150	$150,000	$72,060	—	$28,684	$461,894
	2015	$186,250	$195,000	$53,332	—	$22,717	$457,299
(1)	Salary column amounts represent base salary compensation received by each named executive officer (“NEO”) for the listed fiscal year.
(2)	Bonus column amounts represent the annual cash bonus earned during the fiscal year and awarded and paid out during the first quarter of the following fiscal year.
(3)	The amounts reflect the aggregate grant date fair value of restricted stock unit awards made to our NEOs and former NEOs during the applicable year computed in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award is measured based on the closing price of our common stock on the date of grant.
(4)	All Other Compensation column includes the following:
•	We made matching contributions under our 401(k) plan of (a) $18,000 in 2017 to Messrs. Henriquez, Bluestein, Harris and Olson and Ms. Grace and $8,708 to Mr. Waldt; (b) $18,000 in 2016 to Messrs. Henriquez, Bluestein, Harris and Olson and $17,703 to Ms. Grace; and (c) $18,000 in 2015 to Messrs. Henriquez, Bluestein and Olson.
•	Distributions to Messrs. Henriquez, Bluestein, Harris, Olson, and Ms. Grace in the amount of $339,385, $87,148, $32,021, $3,211 and $11,999, respectively, were paid on unvested restricted stock awards during 2017.
•	Distributions to Messrs. Henriquez, Bluestein, Harris, and Olson and Ms. Grace in the amount of $753,425, $182,555, $77,624, $10,684 and $23,023, respectively, were paid on unvested restricted stock awards during 2016.
•	Distributions to Messrs. Henriquez, Bluestein, Harris and Olson and Ms. Grace in the amount of $845,550, $134,985, $22,587, $4,717 and $3,100, respectively, were paid on unvested restricted stock awards during 2015.
•	Dividend equivalent shares to Messrs. Henriquez and Bluestein valued at $451,064 and $157,872, respectively, and to Ms. Grace valued at $27,063 were issued on restricted stock units during 2017.
•	Mr. Harris received severance payments in the amount of $77,255 during 2017.
(5)	Mr. Lund began as a contractor on October 31, 2017 serving as the Company’s Interim Chief Financial Officer. The salary represents base compensation amounts paid to Mr. Lund between October 31, 2017 and December 31, 2017.
(6)	Effective November 2, 2017, the Company and Mr. Harris mutually agreed that Mr. Harris would separate from the Company and end his tenure as Chief Financial Officer and Chief Accounting Officer. The Board appointed David Lund, the Company’s former Chief Financial Officer, as Interim Chief Financial Officer and Gerard R. Waldt, Jr., the Company’s current Controller, as Interim Chief Accounting Officer.
[39]	EXECUTIVE COMPENSATION

(7)	Mr. Olson announced his resignation, effective July 21, 2017, from his position as Vice President of Finance and Senior Controller. Gerard R. Waldt, Jr., the Company’s current assist Assistant Controller, assumed the position of Controller. Subsequently, the Board appointed Mr. Waldt as the Company’s Interim Chief Accounting Officer.

Grants of Plan Based Awards in 2017

NEO	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(1)	Grant Date Fair Value of Stock and Option Awards(2)
Manuel A. Henriquez	01/24/2017	351,865	—	$5,000,002
Scott Bluestein	01/24/2017	123,153	—	$1,750,004
Melanie Grace	01/24/2017	21,112	—	$300,002
Gerard R. Waldt, Jr.	—	—	—	—
David Lund	—	—	—	—
Mark Harris	01/24/2017	35,187	—	$500,007
Andrew Olson	01/24/2017	17,593	—	$249,997
(1)	Restricted stock units vest as to one-third of the shares underlying the awards on the first anniversary of the grant date, and they vest as to the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) January 24, 2021, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company.
(2)	The amounts reflect the aggregate grant date fair value of computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End, December 31, 2017

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Manuel A. Henriquez	—		—	—	—	26,584	(2)	$348,782
	—		—	—	—	138,966	(3)	$1,823,234
	—		—	—	—	385,076	(5)	$5,052,197

Scott Bluestein	—		—	—	—	3,984	(2)	$52,270
	—		—	—	—	43,336	(3)	$568,568
	—		—	—	—	134,775	(5)	$1,768,248

Melanie Grace	—		—	—	—	2,501	(4)	$32,813
	—		—	—	—	3,917	(3)	$51,391
	__		__	__	__	23,102	(5)	$303,098

Gerard R. Waldt, Jr.	1,805	(6)	3,195	$13.66	11/30/2023	—		—
David Lund	—		—	—	—	—		—
Mark Harris	—		—	—	—	—		—
Andrew Olson	—		—	—	—	—		—
(1)	Market value is computed by multiplying the closing market price of the Company’s stock at December 31, 2017 by the number of shares.
(2)	Restricted stock granted on 03/10/2015 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(3)	Restricted stock granted on 01/10/2016 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(4)	Restricted stock granted on 09/17/2015 that vests as to one-third of the total award on the one-year anniversary of the date of the grant and quarterly over the succeeding 24 months.
(5)	Restricted stock units granted on 01/24/2017 that vests as to one-third of the shares underlying the awards on the first anniversary of the grant date, and the remaining shares in equal quarterly installments over the next two years. Settlement of the restricted stock units is deferred following vesting and the restricted stock units will not be settled until the earliest to occur of (1) January 24, 2021, (2) the death or disability of the NEO, (3) the separation from service of the NEO, or (4) a change in control of the Company. This amount includes unvested dividend equivalents earned during 2017. These dividend equivalents vest when and if the restricted stock units to which they relate vest.
(6)	Options granted on 11/30/2016 that vest as to one-third of the total underlying shares on the one-year anniversary of the date of the grant and on a monthly basis over the succeeding 24 months.
EXECUTIVE COMPENSATION	[40]

Options Exercised and Stock Vested in 2017

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Manuel A. Henriquez	—	—	313,151	$4,320,126
Scott Bluestein	—	—	79,057	$1,098,118
Melanie Grace	—	—	8,816	$121,627
Gerard R. Waldt, Jr.	—	—	—	—
David Lund	—	—	—	—
Mark Harris	—	—	25,607	$392,055
Andrew Olson	—	—	3,133	$44,739

[41]	EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Our Compensation Committee has the authority from our Board for the appointment, compensation and oversight of our outside compensation consultant. Our Compensation Committee generally engages a compensation consultant every other year to assist it with its responsibilities related to our director compensation program.

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Robert P. Badavas	$175,000	—	—	$1,033	$176,033
Thomas J. Fallon	$150,000	—	—	$3,099	$153,099
Joseph F. Hoffman	$165,000	—	—	$5,683	$170,683
Allyn C. Woodward, Jr.	$175,000	—	—	$3,099	$178,099
Doreen Woo Ho	$150,000	—	—	$3,616	$153,616
Brad Koenig	—	—	—	—	—
Jorge Titinger	—	—	—	—	—
Susanne Lyons	$175,000	—	—	$516	$175,516
Manuel A. Henriquez(3)	—	—	—	—	—
(1)	Messrs. Badavas, Fallon, Hoffman, Woodward and Ms. Woo Ho and Lyons earned $125,000, $100,000, $115,000, $125,000, $100,000 and $125,000, respectively, and each elected to receive an additional retainer fee of 3,903 shares of our common stock in lieu of cash. The total value of the shares issued to each of Messrs. Badavas, Fallon, Hoffman and Woodward and Ms. Woo Ho and Lyons services in fiscal 2017 was $50,000. Messrs. Koenig and Titinger did not receive any cash compensation during 2017.
(2)	Represents distributions paid during 2017 on unvested common stock under restricted stock awards.
(3)	As an employee director, Mr. Henriquez does not receive any compensation for his service as a director. The compensation Mr. Henriquez receives as our chief executive officer is disclosed in the Summary Compensation Table and elsewhere under “EXECUTIVE COMPENSATION.”

As of December 31, 2017, Messrs. Badavas, Fallon, Hoffman and Woodward and Ms. Woo Ho had outstanding options in the amount of 20,000, 25,000, 25,000, 25,000, and 10,000, respectively. As of December 31, 2017, Messrs. Fallon, Hoffman and Woodward and Ms. Woo Ho held unvested shares of restricted stock in the amount of 1,666, 3,333, 1,666, and 1,666, respectively.

During 2017, the compensation for serving on our Board as an independent director included the following:

Annual Director Retainer Fee	$100,000
Annual Chairperson Fee	$25,000, Audit Committee
$25,000, Compensation Committee
$15,000, NCG Committee
Annual Lead Director Fee	$25,000

In 2017, we granted each independent director, except for Messrs. Titinger and Koenig who were not directors at the time of the grant, an additional retainer of $50,000, which was distributed as shares of common stock in lieu of cash. Employee directors do not receive compensation for serving on our Board. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board meetings.

DIRECTOR COMPENSATION	[42]

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, restricted stock and warrants	(b) Weighted-average exercise price of outstanding options, restricted stock and warrants	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2004 Equity Incentive Plan	475,525	$13.70	3,303,919
2006 Non-Employee Director Plan(1)	115,000	$13.18	0
Equity compensation plans not approved by stockholders:	—	—	—

Total	590,525	$13.44	3,303,919
(1)	Our 2006 Non-Employee Director Plan terminated on June 21, 2017 and no additional awards may be made under our 2006 Non-Employee Director Plan.

[43]	EQUITY INFORMATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors unanimously recommends that you vote FOR this proposal
(Item 2 on your proxy card)

Introduction to Advisory Vote on Say-on-Pay; Frequency of Advisory Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 gives stockholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement. Our Board recommends that stockholders approve the advisory vote on executive compensation set forth below.

Prior Advisory Vote on Executive Compensation; Continuing Stockholder Engagement

In 2017, we received 94% “say on pay” approval vote evidencing that our stockholders agree with our compensation principles and process. We provide our stockholders the ability to annually cast their advisory vote on the compensation of our NEOs.

Our Compensation Committee views as important the continuing dialogue with our stockholders on compensation and other governance matters. In advance of our 2017 annual meeting of stockholders, we engaged in direct dialogue with our largest institutional stockholders to gain broad-based insights on our executive compensation and corporate governance practices. In connection with our 2018 annual meeting, we again solicited opportunities for feedback from each of our institutional stockholders, and we completed meetings with a number of our institutional stockholders, including our largest institutional stockholder. Given the benefits of stockholder engagement, we anticipate continuing our stockholder engagement efforts following the 2018 annual meeting and in advance of our future annual meetings.

During our stockholder outreach over the past several years, we spoke to a number of our stockholders and took the following actions to make sure our executive compensation more closely aligns Company performance to stockholder interests:

•	Aligned long-term performance incentive awards with stockholder interests by tying incentive awards to, among other things, key financial metrics based on objective criteria;
•	Enhanced our CD&A disclosure to better explain the Company’s compensation principles and process;
•	Established a clawback policy to enable the Company to recover executive incentive compensation if, among other things, the Company restates its financial statements;
•	Re-evaluated our stock ownership policy for executive officers and our directors that requires minimum ownership as a multiple of base salary, in the case of executive officers, and minimum ownership as a multiple of their annual cash retainer, in the case of our directors;
•	Removed income tax gross-up payments in the event of a future change in control of the Company; and
•	Established double-trigger change in control vesting provisions for equity compensation awards.

The above enhancements to our compensation program demonstrate our commitment to ensuring that our executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and stockholder interests and, at the same time, provides the compensation and incentives needed to attract, reward, motivate, and retain key executives.

2017 NEO Compensation

Please read the “Executive Compensation—Compensation Discussion and Analysis” and “EXECUTIVE COMPENSATION TABLES” for additional details about our executive compensation programs.

We believe, in light of the compensation paid by us to our NEOs in 2017 and our financial performance during the relevant periods, that our executive compensation programs are designed with the goal of providing compensation that is fair, reasonable and competitive, and our programs are intended to help us align the compensation paid to our NEOs with corporate and executive performance goals that have been established to achieve both our short-term and long-term objectives. Our Compensation Committee will continue to review the compensation programs for our NEOs to ensure our programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

PROPOSAL 2	[44]

2018 Advisory Vote on Say-on-Pay

Our Compensation Committee believes that our executive compensation programs, executive officer pay levels and individual pay actions approved for our executive officers, including our NEOs, are directly aligned with our executive compensation philosophy, fully support our goals and provide an appropriate balance between risk and incentives. We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2018 annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and narrative discussion contained in this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 2 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 2, the advisory vote on executive compensation. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 2.

Our Board of Directors unanimously recommends that stockholders vote “for” the proposal to approve the COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

[45]	PROPOSAL 2

PROPOSAL 3: APPROVE THE AMENDMENT AND RESTATEMENT OF THE HERCULES CAPITAL, INC. AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

The Board of Directors unanimously recommends that you vote FOR this proposal
(Item 3 on your proxy card)

General

The Board of Directors (the “Board”) recommends that our stockholders approve the amendment and restatement of the Hercules Capital, Inc. Amended and Restated 2004 Equity Incentive Plan, and the renaming of such plan to the “Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan” (the “Plan” or the “2018 Equity Incentive Plan”), which the Board adopted on May 13, 2018. The last amendment and restatement of the Hercules Capital, Inc. 2004 Equity Incentive Plan was approved by the Board on December 29, 2016.

The Company is seeking approval of the amendment and restatement of the Plan by our stockholders in order to, among other things, increase the number of shares available for issuance under the Plan and extend the term of the Plan. The general purpose of the Plan is to attract, motivate and retain selected employees and employee directors of the Company and its subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of stockholders.

The Company has successfully built the largest and most widely-recognized venture debt platform while maintaining high-quality credit standards and delivering some of the industry’s highest shareholder returns. Our ability to sustain this leadership position and level of financial excellence is due to our seasoned team of underwriting professionals and their domain expertise within each of our key investment segments. Management strongly believes that this long-term key competitive advantage can only be maintained by our ability to attract, retain and motivate these key employees.

The Board considers the ability to grant equity awards to be essential to its ability to attract, retain and motivate key employees. Compensation in the form of equity awards aligns the interests of equity-award recipients with the interests of our stockholders and provides a disincentive for equity-award recipients to take excessive risk with the Company’s assets. It is common market practice to make equity a meaningful element of the compensation of key employees. If the Company was not able to offer equity awards as a component of its compensation packages, the Company would be at a competitive disadvantage in attracting, retaining and motivating employees. Without an increase in the number of shares available for grant under the Plan, the Company’s ability to compensate its key employees in line with the Company’s compensation strategy and competitively with the broader market would be substantially limited, and it might be necessary to increase the cash component of compensation, which would reduce the cash available for investment in the Company’s business. Therefore, the Board unanimously recommends that stockholders vote to approve Proposal 3.

As of April 3, 2018, there were 2,561,229 shares available for grant under the Plan. The Board has concluded that it is in the best interests of the Company and our stockholders to increase such number of shares available for grant under the Plan by an additional 6,700,000 shares. The Board considered various aspects of the Plan in making this recommendation, including the number of shares reserved under the Plan, the number of shares currently available for awards under the Plan, the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our existing stockholders and the central role of equity-based incentive compensation in our executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Board believes that the proposed increase in the number of shares available for issuance under the Plan is necessary for retaining the flexibility to grant equity-based incentive compensation at optimal levels to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock.

Plan Term

In addition, the amendment and restatement of the Plan extends the term of the Plan. Unless sooner terminated by the Board, the Plan will terminate on the day before the tenth anniversary of the date the Plan is initially adopted in 2018 by the Board or approved by the stockholders of the Company, whichever is earlier.

PROPOSAL 3	[46]

Outstanding Awards

The following table sets forth information regarding all outstanding options, unvested restricted stock and unvested restricted stock units under all of our active equity plans as of April 3, 2018. The last closing price of our common stock as reported on the New York Stock Exchange on May 21, 2018 was $12.51 per share.

Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Unvested Restricted Shares/RSUs/DES Outstanding	Number of Shares Available for Grant under the 2018 Equity Incentive Plan
437,690	$13.84	4.33	1,326,652	2,561,229

Promotion of Good Corporate Governance Practices

The Plan contains numerous best practice provisions that reinforce the alignment between stockholders’ interests and equity compensation arrangements for employees and employee directors and, through adoption of the amendment and restatement of the Plan, adds additional provisions in this regard. These provisions include, but are not limited to, the following:

•	Minimum Vesting Requirements. The amendment and restatement of the Plan adds minimum vesting requirements pursuant to which no award under the Plan may be issued with a vesting period of less than one year (subject to an exception that applies to 5% of the shares available for grant under the Plan).
•	No Dividend Equivalents on Restricted Stock Units Paid Prior to Vesting. No dividend equivalents may be paid with respect to a restricted stock unit unless the restricted stock unit vests.
•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.
•	No Discounted Options. An option may not be granted with an exercise price lower than the fair market value of the Company’s common stock on the date of grant.
•	No Repricing Without Stockholder Approval. The Company cannot, without stockholder approval, “reprice” an award by reducing the exercise price of an option or exchanging an option for a new option with a reduced exercise price.
•	No Buyout of Underwater Options. The Plan prohibits purchasing options with respect to which the exercise price is higher than the price of the Company’s common stock.
•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.
•	No Tax Gross-ups. The Plan does not provide for any tax gross-ups.
•	No Automatic Single Trigger Vesting on a Covered Transaction. The Plan does not provide for automatic single trigger vesting of awards in the event of a Covered Transaction.
•	Clawback Policy. All equity awards granted to the Company’s Section 16 Officers under the Plan are subject to the Company’s clawback policy.

Material Changes to the Plan

The following list sets forth certain material changes to the Plan as a result of the amendments to the Plan:

•	Warrants Eliminated. Warrants have been eliminated as an award type.
•	Share Reserve Increase. The share reserve has been increased by 6,700,000 shares.
•	New Prohibition on Share Recycling. Shares of common stock will not revert to and again be available for issuance under the Plan in the following circumstances: (i) shares tendered by a participant or withheld by the Company in payment of the purchase price of an option; (ii) shares tendered by a participant or withheld by the Company to satisfy any tax withholding with respect to options; (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options; and (iv) shares tendered by a participant or withheld by the Company to cover tax withholding at any rate higher than the applicable minimum statutory rate.
[47]	PROPOSAL 3

•	Minimum Vesting Requirements. No award under the Plan may be issued with a vesting period of less than one year (subject to an exception that applies to 5% of the shares available for grant under the Plan).
•	Limited Dividend Equivalent Rights. Dividend equivalent rights have been eliminated for awards other than restricted stock units.
•	Plan Term Extended. The term of the Plan has been extended until the day before the tenth anniversary of the date the Plan is adopted in 2018 by the Board or approved by our stockholders, whichever is earlier.
•	Annual Share Limit Increased. The maximum number of shares that can be awarded to any participant in any calendar year has been increased from 1 million shares to 2.5 million shares. A limit on annual grants to individuals was originally put in the Plan to enable to qualify for favorable tax treatment. While there is no longer a tax advantage to be gained by having a limitation, the Company believes that it is appropriate for the shareholders to set an annual maximum.
•	“Covered Transaction” Definition. The definition of “Covered Transaction” was modified to (i) include certain reverse mergers, (ii) eliminate certain transactions in which the Company did not survive, but underwent no real change in structure or ownership, and (iii) include a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor. Such external advisory agreements almost always contain performance fees; and pursuant to the 1940 Act, awards under the Plan can no longer remain outstanding under those circumstances and must be, for example, converted to cash awards upon such a “Covered Transaction”.

Summary of the Plan

The following summary sets forth the principal features of the Plan, as amended and restated, in the form proposed for approval by our stockholders. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Annex A.

General. The Plan authorizes the grant of options, restricted stock, restricted stock units, performance restricted stock units and dividend equivalent rights (collectively called “Awards”). Options granted under the Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options, as determined by the Board and/or the Compensation Committee (the “Committee”).

Participants. As of May 21, 2018, there were approximately 69 persons eligible to participate in the Plan. The basis of participation in the Plan is discretionary determination by the Board from time to time.

Number of Shares Authorized. Subject to certain adjustments, the maximum aggregate number of shares of stock that may be authorized for issuance under Awards granted under the Plan is 9,261,229 shares, less one share for every one share issued under the Plan after March 31, 2018 and prior to the date the stockholders approve the Plan.

If any Award expires or otherwise terminates or is settled in cash, in whole or in part, the shares of stock will again become available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award (other than an option) are satisfied by the participant by tendering shares of stock or by the Company withholding shares, the shares of stock tendered or withheld will again be available for issuance under the Plan. The following shares of stock will not again be available for issuance: (i) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option, (ii) shares tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to options, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

Limits on Individual Grants. The maximum number of shares for which any employee or employee director may be granted in awards in any calendar year is two million five hundred thousand shares.

Limits on Grants of Restricted Stock. The combined maximum amount of restricted stock that may be issued and outstanding under the Plan, the Hercules Capital, Inc. 2018 Non-Employee Director Plan and the Hercules Capital, Inc. 2006 Non-employee Director Plan will be 10% of the outstanding shares on the effective date of the plans plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the plans. No one person shall be granted awards of restricted stock relating to more than 25% of the shares available for issuance under the Plan.

PROPOSAL 3	[48]

Administration. The Board will administer the Plan unless and until it delegates administration to the Committee. The administration of the Plan has been delegated to the Committee. Subject to the other provisions of the Plan, the Board and/or the Committee has the power to:

•	Select participants; determine when and how each award will be granted and documented; determine the type or combination of awards to be made to participants; determine the provisions of each award granted;
•	Interpret the Plan and awards;
•	Establish and amend rules and regulations relating to the Plan; and
•	Make all other determinations it deems necessary or advisable for the administration of the Plan.

Eligibility. The Plan provides that awards may be granted to key employees or employee directors of our Company or its subsidiaries.

Each award granted under the Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the award and state the terms and conditions to which the award is subject. The principal terms and conditions of each particular type of award are described below.

Options

An option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each option award will contain the terms and conditions that the Board deems appropriate. Each grant of options will be separately designated incentive stock options or non-statutory stock options at the time of grant.

Exercise Price. The exercise price of each option will not be less than 100% of the fair market value of common stock subject to the option on the date the option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the common stock on the date of grant.

Consideration. The purchase price for shares issued upon exercise of an option will be paid in full at the time of exercise either (i) in cash, or, if so permitted by the Board and if permitted by the 1940 Act and otherwise legally permissible, (ii) through a broker-assisted exercise program, (iii) any other means of payment as may be acceptable to the Board, or (iv) any combination of the foregoing methods.

Term of the Option. No option will be exercisable after the expiration of ten years from the date of grant. In the case of an option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Restricted Stock

An award of restricted stock is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of restricted stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period, will contain other terms and conditions that the Board deems appropriate and may be made in exchange for past services or other lawful consideration.

Restricted Stock Units

An award of a restricted stock unit is a grant to the recipient of the right to receive, on the date of settlement, one share or an amount equal to the fair market value of one share. Restricted stock units may be settled in cash, shares or any combination thereof. Each grant of restricted stock units will contain the terms and conditions that the Board deems appropriate and will contain restrictions on transferability. The Board may provide for dividend equivalents in respect of all outstanding restricted stock units, which will be in the form of share equivalents, unless otherwise provided in an award or the participant elects to have such dividend equivalents paid in cash. Dividend shares or accumulated cash will be settled on the date the underlying restricted stock units are settled if, and only if, such underlying restricted stock units vest. Participants may elect to receive 10% of the value of a restricted stock unit award in the form of an option, subject to certain conditions. Participants may elect to defer the receipt of all or a portion of the shares to be issued in settlement of the vested portion of a restricted stock unit, subject to procedures that the Board, in its sole discretion, may require.

[49]	PROPOSAL 3

Performance Restricted Stock Units and Other Performance-Based Awards

Awards of performance restricted stock units and other performance-based awards may be made under the Plan and will contain the terms and conditions that the Board deems appropriate. A grant of performance restricted stock units or other performance-based awards will vest and become payable to the participant upon the Company’s or individual’s attainment of specified performance objectives during a specified performance period. Each award may specify in respect of the performance objectives a minimum acceptable level of achievement below which no vesting will occur and may set forth a formula for determining the portion of the award that will vest if performance is at or above the minimum acceptable level but is less than the maximum achievement of the specified performance objectives. Except in the case of Qualified Performance-Based Awards, the Board may adjust performance objectives in whole or in part if, in the sole judgment of the Board, events or transactions have occurred after the grant date that are unrelated to the performance of the participant and result in distortion of the performance objectives or the related minimum acceptable level of achievement.

Performance objectives may be established on a company-wide basis or relate to the performance of the individual participant or an affiliate, division, department or function within the Company in which the participant is performing services; and may be expressed in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

In the case of Qualified Performance-Based Awards, the applicable performance objectives are limited to one or more of the following:

specified levels of or increases in the Company’s, a division’s or an affiliate’s return on capital, equity or assets, including, without limitation, total shareholder return measures;

earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization;

net economic profit (which is operating earnings minus a charge to capital);

net income;

operating income;

sales;

sales growth;

gross margin;

direct margin;

stock price (including but not limited to growth measures and total shareholder return);

operating profit;

per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

inventory turns;

financial return ratios;

market share;

balance sheet measurements such as receivable turnover;

improvement in or attainment of expense levels;

improvement in or attainment of working capital levels;

debt reduction;

strategic innovation;

customer or employee satisfaction;

the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria

PROPOSAL 3	[50]

listed above;

individual objectives; and

any combination of the foregoing.

General Provisions

Vesting. Subject to the minimum vesting requirement (described below), the Board may determine the time or times at which an option, shares of restricted stock and restricted stock units will vest or become payable or exercisable, as applicable. Performance restricted stock units or other performance-based awards will vest based on the Company’s or individual’s attainment of specified performance objectives over a specified performance period.

Minimum Vesting Period. The minimum vesting schedule applicable to all awards will provide for vesting over a service period of no less than one year, with ratable vesting only permitted following the one-year anniversary of grant. However, up to an aggregate of five percent of the maximum number of shares of stock that may be issued under the Plan may be issued without such minimum vesting requirement.

Dividends, Dividend Equivalents and Ownership Rights. The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award other than an option. No participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to an option or restricted stock unit unless and until such award has been delivered to the participant, except that shares of stock subject to a restricted stock unit may receive dividend equivalents, which will be settled and delivered on the date the restricted stock units to which they relate are settled and delivered if, and only to the extent that, the related restricted stock units vest. Holders of restricted stock will have all the rights of a holder upon issuance of the award.

Nontransferability of Awards. In general, during a participant’s lifetime, his or her awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Board may provide for limited lifetime transfers of awards, other than incentive stock options, to certain family members. In addition, no awards will be transferrable for consideration.

Termination of Employment or Other Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a participant’s continuous service with the Company, the unvested portion, if any, of an award held by the participant will immediately terminate.

Acceleration. The Board will have the power to accelerate the time at which an award or any portion thereof vests or may first be exercised.

Covered Transactions

Except as otherwise provided in the participant’s award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all of the outstanding awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the participant’s award, each award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the award a reasonable opportunity to participate as a stockholder in the Covered Transaction.

A “Covered Transaction” is defined in the Plan as:

a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert;

a sale or transfer of all or substantially all the Company’s assets;

a dissolution or liquidation of the Company;

the individuals on the Board as of the effective date of the Plan or new directors whose directorship was approved by at least a majority of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Plan cease to constitute a majority of the Board; or

a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor.

[51]	PROPOSAL 3

Effective Date, Amendments, and Termination of the Plan. The Plan will become effective upon approval by the stockholders of the Company, provided that the Plan will not be effective with respect to a restricted stock award unless the Company receives an exemptive order from the Securities and Exchange Commission, which the Company is in the process of seeking to obtain. The Board may at any time or any times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law. The Board may at any time terminate the Plan as to future grants of awards. However, the Board may not, without the participant’s consent, alter the terms of an award so as to affect substantially and adversely the participant’s right under the award, unless the Board expressly reserves the right to do so at the time of grant. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date the Plan is initially adopted in 2018 by the Board or approved by the stockholders of the Company, whichever is earlier.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Nonqualified Options

A participant recognizes no taxable income and our Company is not entitled to a deduction when a nonqualified option is granted. Upon exercise of a nonqualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the nonqualified option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a nonqualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Plan, nonqualified options may, if so permitted by the Board, be exercised in whole or in part with shares of common stock held by the participant. Payment in common stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant recognizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to

PROPOSAL 3	[52]

the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Plan, incentive stock options may, at the option of the Board, be exercised in whole or in part with shares of common stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such restricted stock who does not make the election described below, and any participant who receives restricted stock units, recognizes no taxable income upon the receipt of restricted stock or restricted stock units and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock or restricted stock units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock or in the shares received in settlement of restricted stock units will be equal to their fair market value when the forfeiture restrictions lapse with respect to restricted stock and when the shares are delivered to the participant in settlement of restricted stock units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the Participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock (but not restricted stock units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received.

Section 162(m) Limitations

For tax years beginning on or prior to December 31, 2017, Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is “performance-based compensation” and meets certain other requirements outlined in Section 162(m) of the Code and related regulations (“Qualified Performance-Based Awards”).

Effective for tax years beginning on or after January 1, 2018, Section 162(m) of the Code generally limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers.

A transition rule may apply to compensation paid under Qualified Performance-Based Awards granted pursuant to certain written binding contracts prior to November 2, 2017 which have not been materially modified since that date, but ambiguities in the tax act prevent the Committee from being able to definitively determine what compensation, if any, payable to covered employees in excess of $1,000,000 will be deductible in future years.

[53]	PROPOSAL 3

Withholding

The Company has the right to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The participant has the right to satisfy his or her withholding obligations by transferring to the Company shares owned by the participant. To the extent any shares are withheld or tendered to cover withholding taxes, any shares withheld at a higher rate than the applicable minimum statutory rate will not again be available for grant under the Plan.

New Plan Benefits

Because benefits under the Plan are discretionary and will depend on the actions of the Committee or the Board and the value of the Company’s common stock, it is not possible to determine the value of the benefits that will be received. For the last completed fiscal year, the total number of shares underlying the awards that were granted to each of our Named Executive Officers can be found in the Grants of Plan Based Awards in 2017 Table; the total number of shares underlying the awards granted to current executive officers as a group was 496,976 shares; and the total number of shares underlying the awards granted to all employees as a group, excluding current executive officers, was 239,814 shares.

Required Vote

This proposal requires the affirmative vote of the majority of the votes cast at the 2018 annual meeting of stockholders in person or by proxy. Abstentions will be counted and will have the same effect as a vote against the proposal.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 3 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 3, approval of the amendment and restatement of the Plan. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE HERCULES CAPITAL, INC. 2004 EQUITY INCENTIVE PLAN, AND THE RENAMING OF SUCH PLAN TO THE “HERCULES CAPITAL, INC. AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN”.

PROPOSAL 3	[54]

PROPOSAL 4: APPROVE THE HERCULES CAPITAL, INC. 2018 NON-EMPLOYEE DIRECTOR PLAN

The Board of Directors unanimously recommends that you vote FOR this proposal
(Item 4 on your proxy card)

General

The Board of Directors (the “Board”) recommends that our stockholders approve the Hercules Capital, Inc. 2018 Non-employee Director Plan (the “Director Plan”), which the Board adopted on May 13, 2018. The Hercules Technology Growth Capital, Inc. 2006 Non-employee Director Plan (2007 Amendment and Restatement) (such amended and restated plan, the “2006 Plan”) terminated in accordance with its terms in 2017, and no new awards are permitted to be granted under the 2006 Plan after its termination.

The Company is seeking approval of the Director Plan by our stockholders in order to provide equity compensation in the form of restricted stock to our non-employee directors. The general purpose of the Director Plan is to attract, motivate and retain non-employee directors of the Company and to align their interests with the interests of stockholders.

The Board considers the ability to grant restricted stock awards to be essential to its ability to attract, retain and motivate non-employee directors. Compensation in the form of equity awards, such as restricted stock, aligns the interests of equity-award recipients with the interests of our stockholders and provides a disincentive for equity award recipients to take excessive risk with the Company’s assets. It is common market practice to make equity a meaningful element of the compensation of non-employee directors. If the Company was not able to offer equity awards as a component of its compensation packages, the Company would be at a competitive disadvantage in attracting, retaining and motivating non-employee directors. Without an equity plan under which grants of restricted stock may be made to our non-employee directors, the Company’s ability to compensate our non-employee directors in line with the Company’s compensation strategy and competitively with the broader market would be substantially limited, and it might be necessary to increase the cash component of compensation, which would reduce the cash available for investment in the Company’s business. Therefore, the Board unanimously recommends that stockholders vote to approve Proposal 4.

The Board considered various aspects of the Director Plan in making this recommendation, including the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our existing stockholders and the important role of granting restricted stock awards as compensation to our non-employee directors.

Outstanding Awards

The following table sets forth information regarding all outstanding options, unvested restricted stock and unvested restricted stock units under all of our active equity plans as of April 3, 2018. The last closing price of our common stock as reported on the New York Stock Exchange on May 21, 2018 was $12.51 per share.

Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Unvested Restricted Shares/RSUs/DES Outstanding	Number of Shares Available for Grant under the 2018 Equity Incentive Plan
437,690	$13.84	4.33	1,326,652	2,561,229

Summary of the Director Plan

The following summary sets forth the principal features of the Director Plan in the form proposed for approval by our stockholders. This summary is qualified in its entirety by reference to the Director Plan, a copy of which is attached hereto as Annex B.

General. The Director Plan authorizes the grant of restricted stock awards.

Participants. As of May 21, 2018, there are approximately seven persons eligible to participate in the Director Plan. The basis of participation in the Director Plan is a person’s status as a non-employee director of the Company. All non-employee directors of the Company are eligible to be granted awards by the Board under the Director Plan.

Number of Shares Authorized. Subject to certain adjustments, the maximum aggregate number of shares of stock that may be authorized for issuance as restricted stock awards granted under the Director Plan is 300,000 shares. If any restricted stock award is forfeited or otherwise terminates, in whole or in part, the shares of stock not acquired under such award will again become available for issuance under the Director Plan.

[55]	PROPOSAL 4

Limits on Individual Grants. The maximum number of shares for which any non-employee director may be granted in awards under the Director Plan in any calendar year is 20,000 shares.

Limits on Grants of Restricted Stock. The combined maximum amount of restricted stock that may be issued and outstanding under the Director Plan, the 2006 Plan and the 2018 Equity Incentive Plan will not at the time of issuance of any shares of restricted stock exceed 10% of the outstanding shares on the effective date of the plans plus 10% of the number of shares issued and delivered by the Company (other than pursuant to compensation plans) during the term of the plans. No one person shall be granted restricted stock awards relating to more than 25% of the shares available for issuance under the Director Plan.

Administration. The Board will administer the Director Plan unless and until it delegates administration to the Committee. The administration of the Director Plan has been delegated to the Committee. Subject to the other provisions of the Director Plan, the Board and/or the Committee has the power to:

select participants; determine when and how each restricted stock award will be granted and documented; determine the provisions of each restricted stock award granted;

interpret the Director Plan and restricted stock awards;

establish and amend rules and regulations relating to the Director Plan; and

make all other determinations it deems necessary or advisable for the administration of the Director Plan.

Eligibility. The Director Plan provides that restricted stock awards may be granted to all non-employee directors of our Company.

Each restricted stock award granted under the Director Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the restricted stock award and state the terms and conditions to which such award is subject. The principal terms and conditions of restricted stock awards are described below.

Restricted Stock

An award of restricted stock is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of restricted stock will include the substance of each of the following provisions.

Initial Grant. Subject to the forfeiture restrictions set forth below, each individual elected to the Board as a non-employee director after the effective date of the Director Plan will automatically be granted the lesser of (i) 7,500 shares of restricted stock (subject to adjustments for certain changes in capitalization) or (ii) the number of shares equal to $67,500 divided by the greater of (x) the closing price per share on the date of grant and (y) the net asset value per share on the date of grant. If an individual is elected to the Board as a non-employee director after the commencement of the staggered class term to which such director is elected or appointed, his or her initial grant of restricted stock will be pro-rated. The forfeiture restrictions of the initial grant of restricted stock will lapse, if the non-employee director provides continuous service to the Company through the applicable date, as to one-third of the restricted stock immediately after 33% of the initial term, as to one-third of the restricted stock immediately after 66% of the initial term and the remaining one-third of the restricted stock on the third anniversary of the commencement date of the applicable three-year staggered class term.

Periodic Grants. Subject to the forfeiture restrictions set forth below, each non-employee director will automatically be granted the lesser of (i) 6,667 shares of restricted stock (subject to adjustment for certain changes in capitalization) or (ii) the number of shares equal to $60,000 divided by the greater of (x) the closing price per share on the date of grant and (y) the net asset value per share on the date of grant. Periodic grants of restricted stock awards will be granted to each non-employee director on the date of the Company’s Annual Meeting of Stockholders at which such non-employee director is re-elected to the Board. The forfeiture restrictions of the periodic grant of restricted stock will lapse, if the non-employee director provides continuous service to the Company through the applicable date, as to one-third of the restricted stock on each of the first three anniversaries of such grant.

General Provisions

Acceleration. The Board may accelerate the time at which the forfeiture restrictions pertaining to a restricted stock award or any portion thereof lapse.

Stockholder Rights. Holders of restricted stock will have all the rights of a holder upon issuance of the restricted stock award.

PROPOSAL 4	[56]

Nontransferability of Awards. An Award will not be transferrable, except by will or laws of descent and distribution. However, the Board may provide for limited lifetime transfers of Awards to certain family members. In addition, no Award may be transferred for value.

Termination of Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a participant’s continuous service with the Company, the unvested portion, if any, of a restricted stock award held by the participant will immediately terminate.

Covered Transactions

Except as otherwise provided in the participant’s restricted stock award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all of the outstanding restricted stock awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the participant’s restricted stock award, each restricted stock award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the restricted stock award a reasonable opportunity to participate as a stockholder in the Covered Transaction.

A “Covered Transaction” is defined in the Director Plan as:

a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert;

a sale or transfer of all or substantially all the Company’s assets;

a dissolution or liquidation of the Company;

the individuals on the Board as of the effective date of the Director Plan or new directors whose directorship was approved by at least a majority of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Director Plan cease to constitute a majority of the Board; or

a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor.

Effective Date, Amendments, and Termination of the Director Plan. The Director Plan will become effective upon approval by the stockholders of the Company, provided that the Director Plan will not be effective with respect to a restricted stock award unless the Company receives an exemptive order from the Securities and Exchange Commission, which the Company is in the process of seeking to obtain. Under current Securities and Exchange Commission rules and regulations applicable to BDCs, absent exemptive relief, a BDC may not grant shares of restricted stock to non-employee directors as a portion of their compensation for service on the Board. The Board may at any time or any times amend the Director Plan or any outstanding restricted stock award for any purpose which may at the time be permitted by law, including, without limitation, increasing the size of initial and periodic grants. The Board may at any time terminate the Director Plan as to future grants of restricted stock awards. However, the Board may not, without the participant’s consent, alter the terms of a restricted stock award so as to affect substantially and adversely the participant’s right under the award, unless the Board expressly reserves the right to do so at the time of grant. Any amendments to the Director Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board. Unless sooner terminated, the Director Plan shall terminate on the day before the tenth anniversary of the date the Director Plan is initially adopted by the Board or approved by the stockholders of the Company, whichever is earlier.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Director Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

[57]	PROPOSAL 4

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE DIRECTOR PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Restricted Stock

Restricted stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such restricted stock who does not make the election described below recognizes no taxable income upon the receipt of restricted stock and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and our Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to their fair market value when the forfeiture restrictions lapse and the participant’s holding period for such shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received.

New Plan Benefits

Because benefits under the Director Plan will depend on the actions of the Board and the value of the Company’s common stock, it is not possible to determine the benefits that will be received. The following table states the benefits which would have been allocated to each of the following persons for the last completed fiscal year if the Director Plan had been in effect for the last completed fiscal year:

	Dollar value ($)	Number of units
All current directors who are not executive officers as a group	279,638	21,667

The benefits with respect to the following individuals and groups is “0” for the preceding table: each person specified in paragraph (a)(3) of Item 402 of Regulation S-K; all current executive officers as a group; and all employees, including all current officers who are not executive officers, as a group.

Vote Required and the Recommendation of the Board

Approval of the Director Plan requires the favorable vote of a majority of the shares present in person or by proxy voting on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE HERCULES CAPITAL, INC. 2018 NON-EMPLOYEE DIRECTOR PLAN.

PROPOSAL 4	[58]

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

The Board of Directors unanimously recommends that you vote FOR this proposal
(Item 5 on your proxy card)

Our Audit Committee and our non-interested directors have selected PwC to serve as our independent public accountant for the fiscal year ending December 31, 2018. This selection is subject to the ratification or rejection by our stockholders.

During the two most recent fiscal years, neither Hercules or any person on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K under the Exchange Act.

PwC has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in Hercules or its affiliates. It is expected that a representative of PwC will be present at the 2018 annual meeting of stockholders and will have an opportunity to make a statement if he or she chooses and will be available to answer other questions.

Required Vote

This proposal requires the affirmative vote of the majority of the votes cast at the 2018 annual meeting of stockholders in person or by proxy. Abstentions will not be counted as votes cast and will have no effect on the result of the vote. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice of “Against” or “Abstain” is specified.

Broker Non-Votes

Broker non-votes are votes cast for shares held by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on non-routine proposals. Proposal 5, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 5.

Principal Accountant Fees and Services

The following aggregate fees by PwC, our independent public accounting firm, were billed to us for work attributable to 2017 and 2016 audit, tax and other services.

	Fiscal Year Ended (in millions)
	2017	2016
Audit Fees	$1.3	$1.4
Audit-Related Fees	—	—
Tax Fees	$0.1	$0.1
All Other Fees	—	—
Total Fees:	$1.4	$1.5

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees in fiscal years 2017 and 2016 include professional fees for tax compliance and tax advice.

[59]	PROPOSAL 5

All Other Fees. Fees for other services would include fees for products and services other than the services reported above. Other fees billed in fiscal years 2017 and 2016 relate to on-line technical accounting software service. Our Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Pre-Approval Policy

All services rendered by PwC were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2017 and 2016, as applicable, in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors and the related fees, prior to the commencement of the engagement or project to make certain that the provision of such services does not adversely affect the firm’s independence. Approval of such engagement is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to the Audit Committee chairman or any of the Audit Committee members who is an independent director, so long as the estimated fee for the particular service for which pre-approval is sought does not exceed $100,000. Our Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent public accounting firm to management.

AUDIT COMMITTEE REPORT

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. Our Audit Committee’s responsibility is to monitor and oversee these processes. Our Audit Committee is also directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

Review of Management

Our Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to our Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

Our Audit Committee has discussed with PwC, our independent registered accounting firm, PwC’s judgements about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required to be discussed by Statement of Auditing Standards No. 16.

Our Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with Audit Committees concerning independence and has discussed with the auditors the auditors’ independence. Our Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

During 2017, our Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by our chief executive officer and our chief financial officer under Sarbanes-Oxley, the rules and regulations of the SEC and the overall certification process. At these meeting, our officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in the internal control over financial reporting.

PROPOSAL 5	[60]

Conclusion

Based on our Audit Committee’s review and discussions referred to above, our Audit Committee recommended that our Board include the audited financial statements in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee

Joseph F. Hoffman, Chairman
Brad Koenig
Robert P. Badavas
Allyn C. Woodward, Jr.

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal at our 2019 annual meeting of stockholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to Hercules at our address in Palo Alto, California, and we must receive the proposal on or before January 29, 2019, in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. The submission of a proposal does not guarantee its inclusion in our Proxy Statement or presentation at the 2019 annual meeting of stockholders.

Under our current Bylaws, nominations for directors and proposals of business, other than those to be included in our proxy materials following the procedures described in Rule 14a-8, may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required in our Bylaws. Except as noted below, to be timely, proposals and nominations with respect to the 2019 annual meeting of stockholders must be delivered to our secretary no earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. For the 2019 annual meeting of stockholders, we must receive such proposals and nominations no earlier than December 30, 2018 and no later than January 29, 2019. If the date of the annual meeting has been changed by more than thirty calendar days from the first anniversary of the date of the preceding year’s annual meeting, stockholder proposals or director nominations must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Proposals must comply with the other requirements contained in our Bylaws, including supporting documentation and other information. Proxies solicited by us will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Notices of intention to present proposals at the 2019 annual meeting of stockholders should be addressed to Melanie Grace, Secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Please note that only one copy of the Proxy Statement may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders at a shared address to which a single copy of such document(s) was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to us or by calling us at (650) 289-3060. Please direct your written requests to Melanie Grace, Secretary, Hercules Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON MAY 21, 2018, AND TO EACH BENEFICIAL

[61]	STOCKHOLDERS PROPOSALS

STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MELANIE GRACE, SECRETARY, HERCULES CAPITAL, INC., 400 HAMILTON AVENUE, SUITE 310, PALO ALTO, CA 94301. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

You are cordially invited to attend the 2018 annual meeting of stockholders in person. Whether or not you plan to attend the 2018 annual meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board

Melanie Grace General Counsel, Chief Compliance Officer and Secretary

STOCKHOLDERS PROPOSALS	[62]

QUESTION AND ANSWER

PROXY STATEMENT GENERAL INFORMATION

Q:	Why did you send me this Proxy Statement?
A:	We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2018 annual meeting of stockholders. The annual meeting will be held at Hercules Capital, 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, on June 28, 2018 at 9:00 a.m., Pacific Time. This Proxy Statement summarizes the information regarding the matters to be voted upon at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote your shares by telephone or over the Internet in accordance with the instructions contained on the proxy card. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting. Further information on voting your shares is provided below under “How do I vote?”

We plan to begin mailing this Proxy Statement on or about May 29, 2018 to all stockholders entitled to vote their shares at our annual meeting.

Q:	Who can vote, and how many votes do I have?
A:	If you owned shares of our common stock at the close of business on May 21, 2018, you are entitled to vote your shares at our 2018 annual meeting. This date is the record date for the annual meeting. As of the record date, we had 86,509,515 shares of common stock outstanding.

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that it is voted on at the annual meeting.

Q:	How do I vote?
A:	If your shares are registered in your name, you may vote in person at the annual meeting or by proxy without attending the meeting. Registered stockholders may also vote by telephone or over the Internet by following the instructions included with your proxy card or the notice we mailed to you. In addition, if you received a printed proxy card, you may mark, sign, date, and mail the proxy card you received from Hercules in the postage-paid return envelope. If you vote by any of these available methods, your shares will be voted at the annual meeting in accordance with your instructions. If you sign and return the proxy card or vote by telephone or over the Internet, but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of our Board of directors given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or over the Internet.

If you plan to attend the annual meeting and vote in person, we will give you a proxy card when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank or other nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on May 21, 2018, the record date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

[63]	QUESTION AND ANSWER

Q:	What is the quorum requirement for the annual meeting?
A:	A quorum of stockholders must be present for any business to be conducted at the annual meeting. The quorum requirement for holding the annual meeting and transacting business is the presence in person or by proxy of a majority of our outstanding shares entitled to be voted. Abstentions and broker non-votes will be treated as shares present for determining whether a quorum is established. If there are not sufficient votes for a quorum to be established, the chairman of the annual meeting may adjourn the meeting to permit further solicitation of proxies by the company.
Q:	What does it mean if I receive more than one proxy card?
A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Q:	What is householding?
A:	Some banks, brokers and other nominee record holders may be “householding” our Proxy Statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Hercules’ Proxy Statements, annual reports and related materials, or if you share an address with another Hercules stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.
Q:	May I change my vote or revoke my proxy?
A:	If you are a registered stockholder, you may revoke or change your proxy at any time before it is voted by notifying the secretary of Hercules in writing, by returning a signed proxy with a later date or submitting an electronic proxy as of a later date or by attending the meeting and voting in person. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.
Q:	What if I do not specify how my shares are to be voted?
A:	If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the annual meeting, your shares will not be voted at the annual meeting.

If you hold your shares in “street name,” your bank, broker or other nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the NYSE, your bank, broker or other nominee does not have discretion to vote your shares on non-routine matters. Proposal 1, Proposal 2, Proposal 3 and Proposal 4 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors, Proposal 2, the advisory vote on executive compensation, Proposal 3, the approval of the Amended and Restated Hercules Capital, Inc. 2004 Equity Incentive Plan and Proposal 4, the approval of the Hercules Capital, Inc. 2018 Non-Employee Director Plan. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1, Proposal 2, Proposal 3 or Proposal 4. Proposal 5, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 5.

QUESTION AND ANSWER	[64]

Q:	What are the Board’s recommendations on how to vote my shares?
A:	Our Board of directors recommends the following:
•	Proposal 1—FOR the election of the nominees named herein as a director
•	Proposal 2—FOR the approval of the advisory proposal on named executive officer compensation
•	Proposal 3—FOR the approval of the amendment and restatement of the Amended and Restated Hercules Capital, Inc. 2004 Equity Incentive Plan
•	Proposal 4—FOR the approval of the Hercules Capital, Inc. Non-Employee Director Plan
•	Proposal 5—FOR the ratification of PwC as our independent public accounting firm

In addition, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

Q:	What if I do not specify how my shares are to be voted?
A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•	Proposal 1—FOR the election of the nominee named herein as a director
•	Proposal 2—FOR the approval of the advisory proposal on named executive officer compensation
•	Proposal 3—FOR the approval of the amendment and restatement of the Amended and Restated Hercules Capital, Inc. 2004 Equity Incentive Plan
•	Proposal 4—FOR the approval of the Hercules Capital, Inc. 2018 Non-Employee Director Plan
•	Proposal 5—FOR the ratification of PwC as our independent public accounting firm
•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the annual meeting

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, your bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, banks, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal 1, Proposal 2, Proposal 3 and Proposal 4 are non-routine matters. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of directors, Proposal 2, the advisory vote on executive compensation, Proposal 3, the approval of the Amended and Restated Hercules Capital, Inc. 2004 Equity Incentive Plan and Proposal 4, the approval of the Hercules Capital, Inc. 2018 Non-Employee Director Plan. Therefore, if you do not vote and you do not give your broker or other nominee specific instructions on how to vote for you, then your shares will have no effect on Proposal 1, Proposal 2, Proposal 3 or Proposal 4. Proposal 5, the ratification of the selection of PwC to serve as our independent registered public accounting firm, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with voting instructions, then your broker, bank or nominee will be able to vote your shares for you on Proposal 5.

[65]	QUESTION AND ANSWER

Q:	What is the vote required for each proposal?
A:	Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes
	Proposal 1—Election of two directors nominated by our Board and named in this Proxy Statement who will serve for the terms specified in this Proxy Statement	Affirmative vote of the holders of a plurality of the shares of stock outstanding	No	Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option for this proposal

	Proposal 2—Approval of advisory proposal on named executive officer compensation	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	No	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote

	Proposal 3—Approval of the amendment and restatement of the Hercules Capital, Inc. Amended and Restated 2004 Equity Incentive Plan	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	No	Abstentions will have the effect of votes cast against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote

	Proposal 4—Approval of the Hercules Capital, Inc. Non-Employee Director Plan	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	No	Abstentions will have the effect of votes cast against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote

	Proposal 5—Ratification of the selection of PwC to serve as our independent public accounting firm for the fiscal year ending December 31, 2018	Affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy	Yes	Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote
Q:	What are abstentions and “broker non-votes”?
A:	An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.
Q:	Who is paying for the costs of soliciting these proxies?
A:	Hercules will pay all the costs of soliciting these proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. In addition to the solicitation of proxies by mail, our officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. We have has also retained D.F King & Co., Inc. to assist in the solicitation of proxies for estimated fees of $10,000 plus out-of-pocket expenses.
Q:	How do I find out the results of the voting at the annual meeting?
A:	Preliminary voting results will be announced at the annual meeting. Final voting results will be published on Form 8-K within four (4) business days from the date of the annual meeting.
QUESTION AND ANSWER	[66]

Q:	Who should I call if I have any questions?
A:	If you have any questions about the annual meeting, voting or your ownership of our common stock, please call us at (650) 600-5405 or send an e-mail to Melanie Grace, Secretary, at mgrace@htgc.com.
[67]	QUESTION AND ANSWER

Annex A

HERCULES CAPITAL, INC.
Amended and Restated 2018 EQUITY INCENTIVE PLAN
(formerly known as the Amended and Restated 2004 Equity Incentive Plan)
AS AMENDED AND RESTATED

1.	PURPOSE.

(A) General Purpose. The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.

(B) Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in the value of the Company’s Stock through the granting of Restricted Stock, Restricted Stock Units, Incentive Stock Options and Non-statutory Stock Options.

(C) Eligible Participants. All key Employees and all Employee Directors are eligible to be granted Awards by the Board under the Plan; provided that, no person shall be granted Awards of Restricted Stock unless such person is an Employee of the Company or an Employee of a wholly-owned consolidated subsidiary of the Company.

(D) Background. The Plan was originally adopted as the 2004 Equity Incentive Plan, and the last amendment and restatement was approved by the Board on December 29, 2016. The Plan is hereby being further amended and restated, and it is being renamed the “Amended and Restated 2018 Equity Incentive Plan.”

2.	DEFINITIONS.

(A) “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(B) “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of an Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Board, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

(C) “Award” means an award of Restricted Stock, Restricted Stock Units, Performance Restricted Stock Units or Options granted pursuant to the Plan.

(D) “Board” means the Board of Directors of the Company.

(E) “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.

(F) “Commission” means the Securities and Exchange Commission.

(G) “Committee” means the Compensation Committee, as described below in Section 2(H).

(H) “Compensation Committee” means the compensation committee of the Board. The Compensation Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3

A-1	ANNEX A

under the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Stock is traded.

(I) “Company” means Hercules Capital, Inc., a Maryland corporation.

(J) “Continuous Service” means the Participant’s uninterrupted service with the Company or an Affiliate, whether as an Employee or Employee Director.

(K) “Covered Transaction” means any of (i) a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company, (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board or (v) a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant to which the Company enters into an investment advisory agreement with a third-party advisor. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(L) “Current Market Value” has the meaning set forth in Section 9.

(M) “Dividend Shares” has the meaning set forth in Section 7A.

(N) “Effective Date” has the meaning set forth in Section 14.

(O) “Employee” means any person employed by the Company or an Affiliate.

(P) “Employee Director” means a member of the Board of Directors of the Company that is also an Employee of the Company.

(Q) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(R) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(S) “Non-employee Director Plans” means the 2006 Non-employee Director Plan, as from time to time amended and in effect, and the 2018 Non-employee Director Plan, as from time to time amended and in effect.

(T) “Non-statutory Stock Option” means an Option that is not an Incentive Stock Option.

(U) “Option” means an Incentive Stock Option or a Non-statutory Stock Option granted pursuant to the Plan.

(V) “Participant” means a person to whom an Award is granted pursuant to the Plan.

(W) “Performance Objectives” means the performance objectives established in the Board or the Committee’s sole discretion for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, division, department or function within the Company or Affiliate in which the Participant is

ANNEX A	A-2

performing Continuous Service. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to an Award shall be limited to: specified levels of or increases in the Company’s, a division’s or an Affiliate’s return on capital, equity or assets, including, without limitation, total shareholder return measures; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Stock price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2(W); individual objectives; and any combination of the foregoing. If the Board or the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Board or the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board or the Committee deems appropriate and equitable.

(X) “Performance Period” means a period of time or times established under Section 7C within which the Performance Objectives relating to Awards are to be achieved.

(Y) “Performance Restricted Stock Unit” means a Restricted Stock Unit that vests only upon the attainment of the performance conditions or Performance Objectives specified in the applicable Award.

(Z) “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.

(AA) “Plan” means this Amended and Restated 2018 Equity Incentive Plan, as from time to time amended and in effect.

(BB) “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Board or the Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

(CC) “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.

(DD) “Restricted Stock Unit” means the right to receive a payment in Stock (or the cash equivalent, or a combination of cash and Stock), which right to payment shall be subject to the terms and conditions of the Plan and such other conditions and other limitations and restrictions, as determined by the Board or the Committee, including, without limitation, Performance Restricted Stock Units.

(EE) “Securities Act” means the Securities Act of 1933, as amended.

(FF) “Stock” means the common stock of the Company, par value $.001 per share.

3.	ADMINISTRATION.

(A) Administration By Board. The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(C).

(B) Powers of Board. The Board shall have the power, subject to the express provisions of the Plan and applicable law:

i.     To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted, including the time or times when a person shall be permitted to exercise an Award; and the number of shares of Stock with respect to which an Award shall be granted to each such person.

A-3	ANNEX A

ii.     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

iii.     To amend the Plan or an Award as provided in Section 12.

iv.     To terminate or suspend the Plan as provided in Section 13.

v.     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve each issuance of Awards in accordance with Section 61(a)(4)(B)(i)(I) of the 1940 Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (C), shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(D) Effect of Board’s Decision. Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.

(A) Share Reserve. Subject to adjustment as provided in Section 4(B) and Section 10, and as of the Plan Restatement Date (as defined below), the maximum aggregate number of shares of Stock that may be authorized for issuance under Awards granted under the Plan is 9,261,229 shares of Stock, less one share of Stock for every one share of Stock issued under the Plan after March 31, 2018 and prior to the Plan Restatement Date. Incentive Stock Options may be granted up to the limit set forth in this Section 4(A). “Plan Restatement Date” means the date the stockholders of the Company approve the Plan.

(B) Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate or be settled in cash, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan on a one-for-one basis. In the event that withholding tax liabilities arising from an Award other than an Option are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Company, the shares of Stock so tendered or withheld shall revert to and again be available for issuance under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not revert to and again be available for issuance under paragraph (A) of this Section 4: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options, and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(C) Type of Shares. The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.

(D) Limits on Individual Grants. The maximum number of shares of Stock for which any Employee or Employee Director may be granted Awards in any calendar year is two million five hundred thousand (2,500,000) shares.

(E) Limits on Grants of Restricted Stock. The combined maximum amount of Restricted Stock that may be issued and outstanding under the Plan and the Non-employee Director Plans will not at the time of issuance of any shares of Restricted Stock exceed 10% of the outstanding shares of Stock. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan. Shares granted pursuant to an Award of Restricted Stock that are used to settle tax withholding obligations pursuant to Section 9(E), or settled in cash, shall be included as “Restricted Stock issued” for purposes of the calculations set forth in this Section 4(E).

ANNEX A	A-4

(F) No Grants in Contravention of 1940 Act. No Award may be granted under the Plan if the grant of such Award would cause the Company to violate any section of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.

(G) Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to this Plan and together with any Restricted Stock issued pursuant to this Plan, the Non-employee Director Plans and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with the settlement of any Restricted Stock Units granted pursuant to this Plan and together with any Restricted Stock issued pursuant to this Plan, the Non-employee Director Plans and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to this Plan and together with any Restricted Stock issued pursuant to this Plan, the Non-employee Director Plans and any other compensation plan of the Company, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company. Shares granted pursuant to an Award of Restricted Stock or Restricted Stock Units that are used to settle tax withholding obligations pursuant to Section 9(E), or settled in cash, shall be included as “Restricted Stock issued” or “Restricted Stock Units granted” for purposes of the calculations set forth in this Section 4(G).

(H) Date of Award’s Grant. The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.

5.	ELIGIBILITY.

Incentive Stock Options may be granted to Employees or Employee Directors of the Company or a “parent” or “subsidiary” corporation of the Company as those terms are used in Section 424 of the Code. Awards other than Incentive Stock Options may be granted to both Employees and Employee Directors. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Board.

6.	OPTION PROVISIONS.

Each Option shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-statutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but, to the extent relevant, each Option shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A) Time and Manner of Exercise. Unless the Board expressly provides otherwise, an Option will not be deemed to have been exercised until the Board receives a notice of exercise (in form acceptable to the Board) signed by the appropriate person and accompanied by any payment required under the Award. If the Option is exercised by any person other than the Participant, the Board may require satisfactory evidence that the person exercising the Option has the right to do so. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(B) Exercise Price of an Option. The exercise price of each Option shall be not less than the Current Market Value of, or if no such market value exists, the current net asset value of, the stock subject to the Option as determined in good faith by the Board on the date the Option is granted. In the case of an Option granted to a 10% Holder and intended to qualify as an Incentive Stock Option, the exercise price will not be less than 110% of the Current Market Value determined as of the date of grant. A “10% Holder” is an individual owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations. Other than pursuant to Section 10, without the approval of the Company’s stockholders (a) the option price per share of an Option after it is granted shall not be decreased, (b) an Option shall not be cancelled in exchange for cash or another Award (other than in connection with a Covered Transaction), or (c) no action shall be taken that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed or is otherwise prohibited by the 1940 Act.

A-5	ANNEX A

(C) Consideration. The purchase price for Stock acquired pursuant to an Option shall be paid in full at the time of exercise either (i) in cash, or, if so permitted by the Board and if permitted by the 1940 Act and otherwise legally permissible, (ii) through a broker-assisted exercise program acceptable to the Board, (iii) by such other means of payment as may be acceptable to the Board, or (iv) in any combination of the foregoing permitted forms of payment.

(D) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(E) Transferability of a Non-statutory Stock Option. A Non-statutory Stock Option shall be transferable by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and a Non-statutory Stock Option that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant. No Options shall be transferrable for consideration.

(F) Limitation on Repurchase Rights. If an Option gives the Company the right to repurchase shares of Stock issued pursuant to the Plan upon termination of employment of such Participant, the terms of such repurchase right must comply with Section 260.140.41(k) of the California Code of Regulations and the 1940 Act.

(G) Exercisability. The Board may determine the time or times at which an Option will vest or become exercisable and the terms on which an Option requiring exercise will remain exercisable; provided, however, that options may be subject to such reasonable forfeiture conditions as the Board may choose to impose and which are not inconsistent with Section 260.140.41 of the California Code of Regulations.

(H) Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Option held by the Participant or the Participant’s Permitted Transferee that is not then exercisable will terminate and the balance will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H), and will thereupon terminate subject to the following provisions (which shall apply unless the Board expressly provides otherwise):

(i)     if a Participant’s Continuous Service ceases by reason of death, or if a Participant dies following the cessation of his or her Continuous Service but while any portion of any Option then held by the Participant or the Participant’s Permitted Transferee is still exercisable, the then exercisable portion, if any, of all Options held by the Participant or the Participant’s Permitted Transferee immediately prior to the Participant’s death will remain exercisable for the lesser of (A) the one year period ending with the first anniversary of the Participant’s death or (B) the period ending on the latest date on which such Option could have been exercised without regard to this Section 6(H)(i), and will thereupon terminate; and

(ii)     if the Board in its sole discretion determines that the cessation of a Participant’s Continuous Service resulted for reasons that cast such discredit on the Participant as to justify immediate termination of his or her Options, all Options then held by the Participant or the Participant’s Permitted Transferee will immediately terminate.

Notwithstanding anything in the foregoing to the contrary, in the case of a Participant residing in California, unless such Participant’s employment is terminated for cause (as defined in any contract of employment between the Company and such Participant, or if none, in the instrument evidencing the grant of such Participant’s option), in the event of termination of employment of such Participant, he or she shall have the right to exercise an option, to the extent that he or she was otherwise entitled to exercise such option on the date employment terminated, as follows: (i) at least six (6) months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (ii) at least thirty (30) days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code).

7.	RESTRICTED STOCK PROVISIONS.

Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate grants of Restricted Stock need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A) Consideration. To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

ANNEX A	A-6

(B) Transferability of Restricted Stock. Except as the Board otherwise expressly provides, Restricted Stock shall not be transferable other than by will or by the laws of descent and distribution. No Restricted Stock shall be transferrable for consideration.

(C) Vesting. The Board may determine the time or times at which shares of Restricted Stock will vest or become exercisable and the terms on which shares of Restricted Stock will remain exercisable. The vesting schedule for Restricted Stock issued under the Plan will be determined at the time of the initial grant of Restricted Stock.

(D) Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant or the Participant’s Permitted Transferee that is not then vested will terminate, and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.

7A.	RESTRICTED STOCK UNIT PROVISIONS.

Each grant of Restricted Stock Units shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate grants of Restricted Stock Units need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A) Transferability of Restricted Stock Units. Except as the Board otherwise expressly provides, Restricted Stock Units shall not be transferable. No Restricted Stock Units shall be transferrable for consideration.

(B) Vesting. The Board or the Committee may determine the time or times at which Restricted Stock Units will vest or become payable to a Participant. The vesting schedule and/or conditions for Restricted Stock Units issued under the Plan will be determined at the time of the grant of Restricted Stock Units.

(C) Termination of Continuous Service. Unless the Board or the Committee expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock Unit held by the Participant that is not then vested will thereupon terminate.

(D) Dividend Equivalents. The Committee may provide for dividend equivalents in respect of all outstanding Restricted Stock Units and, if so provided, any such dividend equivalents shall be in the form of share equivalents, unless otherwise provided by the Committee or otherwise elected by the Participant. Any such dividend equivalents, unless otherwise provided by the Committee or unless otherwise elected by the Participant to be in the form of cash, shall be deemed to be hypothetically reinvested at fair market value in shares of Stock on the date on which any such dividend is paid by the Company on its Stock (“Dividend Shares”). If dividend equivalents are not so reinvested, they shall be accumulated and paid in cash at the time provided below in this Section 7A(D). Dividend Shares shall be deemed to constitute outstanding shares for purposes of subsequent dividend payments by the Company. Dividend Shares (and/or accumulated cash) shall be settled and delivered on the date that the Restricted Stock Units to which they relate are settled and delivered if, and only to the extent that, the related Restricted Stock Unit vests. With respect to Performance Restricted Stock Units, the actual number of shares of Stock for which Dividend Shares (and/or the actual amount of accumulated cash, as the case may be) are credited and paid shall, in accordance with the principles set forth in this Section 7A(D), be determined by the Compensation Committee at the end of the applicable Performance Period by reference to, and taking into account, only the actual level or levels of performance achieved by the Company, the Participant or otherwise. To the extent that all or any portion of the related Restricted Stock Unit does not vest or is forfeited any Dividend Shares (and/or accumulated cash, as the case may be) corresponding to the portion of the Restricted Stock Unit that does not vest or is forfeited shall similarly not vest and be forfeited by the participant without any compensation therefore. Any written elections as to form and investment in this Section 7A(D) shall be made in accordance with the principles set forth in the Plan and as otherwise provided in the form prescribed by the Committee.

(E) Election to Receive 10% of Award as Option. To the extent permitted by the Committee, a Participant may file a written election with the Company in the form prescribed by the Committee pursuant to which such Participant may elect to receive 10% of the value of a Restricted Stock Unit Award in the form of an Option. Such election must be filed in December of the year prior to the year of grant or by such later time as complies with the deferral election rules under Section 409A of the Code. Any such election shall remain in effect until it is revoked or until a new election is submitted, in each case during December of the year prior to the year of grant. Notwithstanding anything to the contrary in this Section 7A(E), each grant of an Option hereunder (or otherwise) shall be subject to the approval of the Committee prior to the granting of an Option.

A-7	ANNEX A

(F) Holding Period. The Board or the Committee may require that all or a portion of the Stock delivered in respect of any vested Restricted Stock Unit Award be subject to a specified post-grant, post-vesting or post-delivery holding period as specified in the applicable Award.

7B.	DEFERRAL OF RESTRICTED STOCK UNIT AWARDS.

Subject to any procedures as may be permitted or required by the Committee, a Participant may file a written election with the Company in the form prescribed by the Committee pursuant to which such Participant elects to defer the receipt of all or a portion of the Stock to be issued in settlement of the vested portion of a Restricted Stock Unit Award described in Section 7A. In addition, subject to any procedures as may be permitted or required or further amended by the Committee in its sole discretion, the following shall apply to any such deferrals:

(A) Timing of Election. Such election must be filed in December of the year prior to the year of grant; provided, however, that notwithstanding the foregoing, with respect to Awards granted between January 1, 2017 and December 31, 2017, such election must be filed within thirty (30) days of the date the Plan is approved by the Board or by such later time as complies with the deferral election rules under Section 409A of the Code. Any such election shall remain in effect until it is revoked or until a new election is submitted, in each case during December of the year prior to the year of grant.

(B) Settlement of Award. If a Participant has made a deferral election with respect to any Restricted Stock Unit Award pursuant to this Section 7B, the settlement of the vested portion of such Award shall be delayed until the earliest to occur of (i) the date specified in the deferral election, (ii) the consummation of a Covered Transaction (provided that such Covered Transaction constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case within the meaning of Code Section 409A and the regulations promulgated thereunder) and (iii) upon the termination of a Participant’s Continuous Service (provided that such termination constitutes a “separation from service” within the meaning of Code Section 409A and the regulations promulgated thereunder) and payment shall be made as soon as reasonably practicable thereafter, but not more than thirty (30) days following such date.

(C) Rights of Participant during Deferral Period. Awards deferred pursuant to this Section 7B represent an unfunded and unsecured promise to pay on behalf of the Company. The right of any Participant to receive payments from the Company pursuant to a deferral election shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

7C.	PERFORMANCE RESTRICTED STOCK UNIT OR OTHER PERFORMANCE-BASED AWARDS.

Each grant of Performance Restricted Stock Units or other performance-based Awards shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate grants of Performance Restricted Stock Units or other performance-based Awards need not be identical, but, to the extent relevant, each grant shall include (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A) Vesting. Performance Restricted Stock Units or other performance-based Awards shall vest based on the Company’s or individual’s attainment of Performance Objectives as specified in the Award over a Performance Period as specified in the Award. Each Award may specify in respect of the Performance Objectives a minimum acceptable level of achievement below which no vesting of the Award shall occur and may set forth a formula for determining the portion of such Award that shall vest if performance is at or above such minimum acceptable level but is less than the maximum achievement of the specified Performance Objectives.

(B) Adjustment of Performance Objectives. The Board or the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board or the Committee, events or transactions have occurred after the grant date of an Award that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement. Notwithstanding the foregoing, this Section 7C(B) shall not apply to Qualified Performance-Based Awards.

(C) Termination of Continuous Service. Unless the Board or the Committee expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Performance Restricted Stock Unit held by the Participant that is not then vested will thereupon terminate.

(D) Certification of Achievement of Performance Targets. Following the completion of a Performance Period, the Board or the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the portion (if any) of the Performance Restricted Stock Unit which shall vest based upon the achievement of the Performance Objectives.

ANNEX A	A-8

(E) Qualified Performance-Based Awards. If the Compensation Committee determines it is desirable to grant a Qualified Performance-Based Award the following provisions shall apply in addition to, and where necessary to maximize the deductibility of an Award, in lieu of other provisions of the Plan, including the provisions of Section 7C(A)-(D):

(i)     Employees of the Company or any Affiliate who are “covered employees” within the meaning of Code Section 162(m) shall also be eligible to receive Qualified Performance-Based Awards. The Compensation Committee shall designate in its sole discretion which Covered Employees shall be Participants for a Performance Period within the earlier of (a) the first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.

(ii)     The Compensation Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, Performance Objectives for the Performance Period.

(iii)     Following the completion of a Performance Period, the Compensation Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the portion (if any) of the Qualified Performance-Based Award which shall vest based upon the achievement of the Performance Objectives. The Compensation Committee shall then determine the actual number of shares of Stock issuable under each Participant’s Award for the Performance Period and, in doing so, may apply negative discretion to reduce or eliminate the amount of the Award. In no event shall the Compensation Committee have the authority to increase Award amounts to any “covered employee” within the meaning of Code Section 162(m). Notwithstanding anything to the contrary in the Plan, and to the extent the award is intended and designated as a Qualified Performance-Based Award, the Award shall only be approved and administered by the Compensation Committee.

8.	Intentionally Omitted.
9.	MISCELLANEOUS.

(A) Acceleration. The Board shall have the power to accelerate the time at which an Award or any portion thereof vests or may first be exercised, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.

(B) Stockholder Rights. No Participant or other person shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option or Restricted Stock Unit unless and until such Award has been delivered to the Participant or other person upon exercise or settlement of the Award; provided, however, that shares of Stock subject to a Restricted Stock Unit may receive dividend equivalents in Section 7A(D). Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.

(C) No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue in the employment of, or to continue to serve as a director of, the Company or an Affiliate or shall affect the right of the Company or an Affiliate to terminate (i) the employment of the Participant (if the Participant is an Employee) with or without notice and with or without cause or (ii) the service of an Employee Director (if the Participant is an Employee Director) pursuant to the Bylaws of the Company or an Affiliate and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated. Nothing in the Plan will be construed as giving any person any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to the Participant.

(D) Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to the grant or the exercise of the

A-9	ANNEX A

Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

(E) Withholding Obligations. Each grant or exercise of an Award granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such grant, exercise or exchange. Without limiting the generality of the foregoing, the Participant may satisfy such withholding requirements by tendering a check (acceptable to the Board) for the full amount of such withholding. In the event the Company or an Affiliate becomes liable for tax withholding with respect to an Option prior to the date of exercise, the Company may require the Participant to remit the required tax withholding by separate check acceptable to the Company or may make such other arrangements (including withholding from other payments to the Participant) for the satisfaction of such withholding as it determines.

The Company or its designated third-party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Stock under this Plan, an appropriate amount of cash or number of shares of Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes (subject in all cases to any limits on share withholding that may be imposed by the Company and not to exceed share withholding rates that would cause an adverse accounting consequence or cost). A Participant shall have the right to satisfy tax withholding obligations by the transfer to the Company of shares of Stock theretofore owned by the holder of the Award with respect to which withholding is required. Shares of Stock used to satisfy tax withholding obligations shall be valued based on the shares’ Current Market Value on the date of the transaction. Consistent with Section 409A of the Internal Revenue Code, the Company will use the closing sales price of its shares of Stock on the New York Stock Exchange (or any other such exchange on which its shares of Stock may be traded in the future) as “Current Market Value” for all purposes under the Plan. Notwithstanding anything to the contrary in the Plan, to the extent any shares of Stock are withheld or tendered to cover tax withholding obligations applicable to an Award, any shares so withheld at higher than the applicable minimum statutory rate will not again be available for grant under the Plan pursuant to the share recycling rules of Section 4(B).

(F) Section 409A. Awards under the Plan are intended either to qualify for an exemption from Code Section 409A or to comply with the requirements thereof, and shall be construed accordingly. Notwithstanding anything in the Plan or any Award or agreement thereunder to the contrary, any payments or benefits due under the Plan or any Award or agreement thereunder that constitute non-exempt “deferred compensation” (as defined in Code Section 409A) that are otherwise payable by reason of a termination of Continuous Service will not be paid or provided until a Participant has undergone a “separation from service” (as defined in Code Section 409A) and if a payment or benefit provided for in the Plan or any Award or agreement thereunder would be subject to additional tax under Code Section 409A if paid within six (6) months after a Participant’s separation from service, then such payment or benefit shall not be paid (or commence) during the six-month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payment or benefits that otherwise would have been made or provided during such six-month period and that would have incurred such additional tax under Code Section 409A shall instead be paid or provided in a lump-sum payment on the first day following the termination of such six-month period or, if earlier, within ten (10) days following the date of the Participant’s death. A Participant’s right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate payments and accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. None of the Company, its Affiliates or their respective directors, officers, employees or advisors will be held liable for any taxes, interest or other amounts owed by any Participant as a result of the application of Code Section 409A.

(G) Minimum Vesting Period for Awards. Notwithstanding anything to the contrary in the Plan, the minimum vesting schedule applicable to Awards shall provide for vesting over a service period of no less than one (1) year, with ratable vesting only permitted following the one year anniversary of grant; provided, however, that such limitation shall not apply to Awards granted for up to an aggregate of five percent (5%) of the maximum number of shares of Stock that may be issued under this Plan, which may be issued without minimum vesting requirements. The minimum vesting provisions may be satisfied by reference to the vesting or Performance Period of any other compensation or incentive plan, program or arrangement the obligations of which are satisfied through the use of Awards under the Plan.

ANNEX A	A-10

10.	ADJUSTMENTS UPON CHANGES IN STOCK.

(A) Capitalization Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 4(A) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 4(D) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. To the extent consistent with qualification of Incentive Stock Options under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder; provided, however, that the exercise price of Awards granted under the Plan will not be adjusted unless the Company receives an exemptive order from the Commission or written confirmation from the staff of the Commission that the Company may do so.

(B) Covered Transaction. Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. Unless otherwise provided in an Award, the Committee shall have the right to determine and provide that in the event of a Covered Transaction, Options outstanding as of the date of the Covered Transaction shall be cancelled and terminated without payment without requiring the consent of the Participant if the fair market value of one share of Stock as of the date of the Covered Transaction is less than the per share Option exercise price.

11.	Intentionally Omitted.
12.	AMENDMENT OF THE PLAN AND AWARDS.

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(A) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted in 2018 by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(B) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective when the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to an Award of Restricted Stock unless the Company has received an order of the Commission under Section 6(c) of the 1940 Act for an exemption from Sections 23(a) and 23(b), under Section 57(i) of the 1940 Act and Rule 17d-1 thereunder for an exemption from Section 57(a)(4) and under Section 23(c)(3) of the 1940 Act for an exemption from Section 23(c) (the “Effective Date”).

A-11	ANNEX A

15.	1940 ACT.

No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

16.	INFORMATION RIGHTS OF PARTICIPANTS.

The Company shall provide to each Participant who acquires Stock pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

17.	SEVERABILITY.

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

18.	OTHER COMPENSATION ARRANGEMENTS.

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

19.	WAIVER OF JURY TRIAL.

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

20.	LIMITATION ON LIABILITY.

Notwithstanding anything to the contrary in the Plan, neither the Company nor the Board, nor any person acting on behalf of the Company or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code.

ANNEX A	A-12

Annex B

HERCULES CAPITAL, INC.

2018 NON-EMPLOYEE DIRECTOR PLAN

1.	PURPOSE.

(A) General Purpose. The Plan has been established to advance the interests of the Company by providing for the grant of Awards to Participants. At all times during such periods as the Company qualifies or is intended to qualify as a “business development company” under the 1940 Act, the terms of the Plan shall be construed so as to conform to the stock-based compensation requirements applicable to “business development companies” under the 1940 Act. An Award or related transaction will be deemed to be permitted under the 1940 Act if permitted by any exemptive or “no-action” relief granted by the Commission or its staff.

(B) Eligible Participants. All Non-employee Directors of the Company are eligible to be granted Awards by the Board under the Plan.

2.	DEFINITIONS.

(A) “1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(B) “2006 Plan” means the Hercules Capital, Inc. 2006 Non-employee Director Plan.

(C) “Award” means an award of shares of Restricted Stock granted pursuant to the Plan.

(D) “Board” means the Board of Directors of the Company.

(E) “Code” means the Internal Revenue Code of 1986, as amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall be deemed to include a reference to any applicable guidance (as determined by the Board) with respect to such provision.

(F) “Commission” means the Securities and Exchange Commission.

(G) “Committee” means a committee of two or more members of the Board, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and, if applicable, meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Stock is traded, and are appointed by the Board in accordance with Section 3(C).

(H) “Company” means Hercules Capital, Inc., a Maryland corporation.

(I) “Continuous Service” means the Participant’s uninterrupted service with the Company as a Non-employee Director.

(J) “Covered Transaction” means any of (i) a consolidation, merger, stock sale, reverse merger or similar transaction or series of related transactions which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company, (iv) following such time as the Company has a class of equity securities listed on a national securities exchange or quoted on an inter-dealer quotation system, a change in the membership of the Board for any reason such that the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board (a “Board Change”); provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Continuing Directors will be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board or (v) a change in the management structure of the Company from an internally managed business development company to an externally managed business development company pursuant

B-1	ANNEX B

to which the Company enters into an investment advisory agreement with a third-party advisor. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(K) “Effective Date” has the meaning set forth in Section 11.

(L) “Employee” means any person employed by the Company.

(M) “Employee Plan” means the Amended and Restated 2018 Equity Incentive Plan of the Company, as amended and restated from time to time.

(N) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(O) “Non-employee Director” means any director of the Company who is not an Employee or officer of the Company.

(P) “Participant” means a person to whom an Award is granted pursuant to the Plan.

(Q) “Permitted Transferee” means a Family Member of a Participant to whom an Award has been transferred by gift.

(R) “Plan” means this 2018 Non-employee Director Plan, as from time to time amended and in effect.

(S) “Restricted Stock” means an Award of Stock for so long as the Stock remains subject to restrictions requiring that it be forfeited to the Company if specified conditions are not satisfied.

(T) “Securities Act” means the Securities Act of 1933, as amended.

(U) “Stock” means the common stock of the Company, par value $.001 per share.

3.	ADMINISTRATION.

(A) Administration By Board. The Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3(C). The Plan may also be administered by the Compensation Committee administering the Employee Plan.

(B) Powers of Board. The Board shall have the power, subject to the express provisions of the Plan and applicable law:

i.     To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provisions of each Award granted; and the number of shares of Stock with respect to which an Award shall be granted to each such person.

ii.     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.

iii.     To amend the Plan or an Award as provided in Section 9.

iv.     To terminate or suspend the Plan as provided in Section 10.

v.     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(C) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated; provided that a “required majority,” as defined in Section 57(o) of the 1940 Act, must approve of each

ANNEX B	B-2

issuance of Awards. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board, other than the Board reference at the end of this sentence and the Board references in the last sentence of this subsection (C), shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(D) Effect of Board’s Decision. Determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN; CERTAIN LIMITS.

(A) Share Reserve. Subject to adjustment as provided in Section 4(B), Section 7(E) and Section 8, and as of the Effective Date, the maximum aggregate number of shares of Stock that may be authorized for issuance under Awards granted under the Plan is three hundred thousand (300,000) shares.

(B) Reversion of Shares to the Share Reserve. If any Award shall for any reason be forfeited or otherwise terminate, in whole or in part, the shares of Stock not acquired under such Award shall revert to and again become available for issuance under the Plan on a one-for-one basis.

(C) Source of Shares. The shares of Stock subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise. No fractional shares of Stock will be delivered under the Plan.

(D) Limits on Individual Grants. The maximum number of underlying or actual shares of Stock for which any Non-employee Director may be granted Awards under the Plan in any calendar year is twenty thousand (20,000) shares.

(E) Limits on Grants of Restricted Stock. The combined maximum amount of Restricted Stock that may be issued and outstanding under the Plan, the 2006 Plan and the Employee Plan will not at the time of issuance of any shares of Restricted Stock exceed 10% of the outstanding shares of Stock. No one person shall be granted Awards of Restricted Stock relating to more than 25% of the shares available for issuance under this Plan.

(F) No Grants in Contravention of 1940 Act. No Award may be granted under the Plan if the grant of such Award would cause the Company to violate any section of the 1940 Act, and, if otherwise approved for grant, shall be void and of no effect.

(G) Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the 2006 Plan and the Employee Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the 2006 Plan and the Employee Plan, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with the settlement of any Restricted Stock Units granted pursuant to the Employee Plan and together with any Restricted Stock issued pursuant to this Plan, the 2006 Plan and the Employee Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(H) Date of Award’s Grant. The date on which the “required majority,” as defined in Section 57(o) of the 1940 Act, approves the issuance of an Award will be deemed the date on which such Award is granted.

(I) Transferability. An Award shall not be transferable, except by will or by the laws of descent and distribution, or, to the extent provided by the Board, by gift to a Permitted Transferee, and an Award that is nontransferable except at death shall be exercisable during the lifetime of the Participant only by the Participant. No Award may be transferred for value.

5.	ELIGIBILITY.

Awards may be granted to the Non-employee Directors.

B-3	ANNEX B

6.	RESTRICTED STOCK PROVISIONS.

Each grant of Restricted Stock shall contain such terms and conditions as the Board shall deem appropriate. No Restricted Stock shall be granted prior to the date the stockholders of the Company approve the Plan. To the extent relevant, each grant of Restricted Stock includes (through incorporation by reference or otherwise) the substance of each of the following provisions:

(A) Initial Grant. Subject to the forfeiture restrictions set forth below, each individual elected to the Board as a Non-employee Director after the Effective Date shall automatically be granted the lesser of (i) 7,500 shares of Restricted Stock (as adjusted pursuant to Section 8 hereof) or (ii) that number of shares of Restricted Stock (rounded down to the nearest whole share) equal to $67,500 divided by greater of (x) the closing price per share of Stock on the date of grant and (y) the net asset value per share of Stock on the date of grant, upon initial election or appointment to such position. If such individual is elected to the Board as a Non-employee Director after the commencement of the staggered class term to which such director is elected or appointed, such grant of initial shares of Restricted Stock shall be pro-rated by multiplying such initial share grant by a fraction, the numerator of which is 36 minus the number of whole or partial months that have already ended in such initial term and the denominator of which is 36. The forfeiture restrictions for such initial shares of Restricted Stock shall lapse, if the Non-employee Director is in continuous service through such date, as to one-third (1/3) of the Restricted Stock immediately after the expiration of 33% of the Initial Term (as defined below), as to an additional one-third (1/3) of the Restricted Stock immediately after the expiration of 66% of the Initial Term and the remaining one-third (1/3) of the Restricted Stock on the third anniversary of the commencement date of the applicable three-year staggered class term. For purposes of this Section 6(A), “Initial Term” means the actual period of time during which the newly appointed or elected Non-Employee Director will have continuously served from his or her appointment or election date until the third (3rd) anniversary of the commencement date of the entire applicable three-year staggered class term.

(B) Periodic Grants. Subject to the forfeiture restrictions set forth below, each Non-employee Director shall automatically be granted the lesser of (i) 6,667 shares of Restricted Stock (as adjusted pursuant to Section 8 hereof) or (ii) that number of shares of Restricted Stock (rounded down to the nearest whole share) equal to $60,000 divided by greater of (x) the closing price per share of Stock on the date of grant and (y) the net asset value per share of Stock on the date of grant (such lesser number of shares, the “Periodic Grant Amount”), on the date of such Non-employee Director’s re-election to the Board of Directors. Such shares of Restricted Stock will be granted to each Non-employee Director on the date of the Company’s Annual Meeting of Stockholders at which such Non-employee Director is re-elected to the Board (or such other date as determined by the Board in the event that an Annual Meeting of Stockholders is not held by the Company) and the forfeiture restrictions for such shares will lapse, if the Non-employee Director is in continuous service through such date, as to one-third (1/3) of such shares on the anniversary of such grant over three years.

(C) Consideration. To the extent permitted by the 1940 Act, Awards of Restricted Stock may be made in exchange for past services or other lawful consideration.

(D) Termination of Continuous Service. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Continuous Service that portion, if any, of any Restricted Stock held by the Participant or the Participant’s Permitted Transferee that is not then vested will terminate, and the unvested shares will be returned to the Company and will be available to be issued as Awards under this Plan.

7.	MISCELLANEOUS.

(A) Acceleration. The Board shall have the power to accelerate the time at which the forfeiture restrictions pertaining to an Award or any portion thereof may lapse, regardless of the tax or other consequences to the Participant or the Participant’s Permitted Transferee resulting from such acceleration.

(B) Stockholder Rights. Holders of Restricted Stock shall have all the rights of a holder upon issuance of the Restricted Stock Award.

(C) No Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a director of, the Company or shall affect the right of the Company to terminate the service of a Non-employee Director pursuant to the Bylaws of the Company and any applicable provisions of the corporate law of the state in which the Company is incorporated.

(D) Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the

ANNEX B	B-4

Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to issuance of the Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

(E) Withholding Obligations. To the extent required by applicable law, each issuance of Stock granted hereunder shall be subject to the Participant’s having made arrangements satisfactory to the Board for the full and timely satisfaction of all federal, state, local and other tax withholding requirements applicable to such issuance or exchange. Without limiting the generality of the foregoing, the Participant shall have the right to satisfy such withholding requirements, if any, by tendering a check (acceptable to the Board) or shares of Stock for the full amount of such withholding. Shares of Stock used to satisfy tax withholding obligations, if any, shall be valued based on the closing price per share of Stock on the New York Stock Exchange (or any other such exchange on which its shares of Stock may be traded in the future) on the date of the transaction. In the event that withholding tax liabilities, if any, arising from an Award are satisfied by the tendering of shares of Stock by the Participant or withholding of shares by the Company (either actually or by attestation), the shares of Stock so tendered or withheld shall revert to and again be available for issuance under the Plan on a one-for-one basis. In addition, the Company or its designated third-party administrator shall have the right to deduct applicable taxes, if any, from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Stock under this Plan, an appropriate amount of cash or number of shares of Stock or a combination thereof for payment of any such taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy any such obligations for withholding of such taxes (subject in all cases to any limits on share withholding that may be imposed by the Company and not to exceed share withholding rates that would cause an adverse accounting consequence or cost). Shares granted pursuant to an Award of Restricted Stock that are used to settle tax withholding obligations pursuant to this Section 7(E) shall be included as “Restricted Stock issued” for purposes of the calculations set forth in Section 4(G).

8.	ADJUSTMENTS UPON CHANGES IN STOCK.

(A) Capitalization Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Board will make appropriate adjustments to the maximum number of shares specified in Section 4(A) that may be delivered under the Plan, to the maximum per-participant share limit described in Section 4(D), to the number of shares to be granted with respect to initial grants under Section 6(A), to the number of shares to be granted with respect to periodic grants under Section 6(B) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted and any other provision of Awards or the Plan affected by such change. The Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in such sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards granted hereunder.

(B) Covered Transaction. Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Board determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Award will become fully vested or exercisable prior to the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction.

9.	AMENDMENT OF THE PLAN AND AWARDS.

The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards, including, without limitation, increasing the size of initial grants under Section 6(A) and periodic grants under Section 6(B); provided, that except as otherwise expressly provided in the Plan the Board may not, without the Participant’s consent, alter the terms of an Award

B-5	ANNEX B

so as to affect substantially and adversely the Participant’s rights under the Award, unless the Board expressly reserved the right to do so at the time of the grant of the Award. Any amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Board.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(A) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is initially adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(B) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Awards granted while the Plan is in effect except with the written consent of the Participant.

11.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective when the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board; provided, however, that the Plan shall not be effective with respect to an Award of Restricted Stock unless the Company has received an order of the Commission under Section 6(c) of the 1940 Act for an exemption from Sections 23(a) and 23(b), under Section 57(i) of the 1940 Act and Rule 17d-1 thereunder for an exemption from Section 57(a)(4) and under Section 23(c)(3) of the 1940 Act for an exemption from Section 23(c) (the “Effective Date”).

12.	1940 ACT.

No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable Section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the change to their Awards and such change shall be binding on such Participants.

13.	SEVERABILITY.

If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

ANNEX B	B-6

HERCULES CAPITAL, INC.
400 HAMILTON AVENUE
SUITE 310
PALO ALTO, CA 94301
ATTN: MELANIE GRACE

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HERCULES CAPITAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Thomas J. Fallon
02) Brad Koenig

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____

The Board of Directors recommends you vote FOR the following proposals:

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date